Exhibit 4.1

EXECUTION VERSION

REED ELSEVIER CAPITAL INC.,

as Issuer,

and

REED ELSEVIER PLC

and

REED ELSEVIER NV,

as Guarantors,

to

THE BANK OF NEW YORK MELLON,

as Trustee, Paying Agent, Transfer Agent and Securities Registrar

3.125% Debt Securities due 2022

INDENTURE

Dated as of October 16, 2012

2

3

ARTICLE TEN

COVENANTS		61

SECTION 1001.	Payment of Principal (and Premium, if any) and Interest, if any.	61
SECTION 1002.	Maintenance of Office or Agency.	62
SECTION 1003.	Money for Debt Securities Payments to Be Held in Trust.	62
SECTION 1004.	Statements as to Compliance.	64
SECTION 1005.	Corporate Existence.	64
SECTION 1006.	Ownership of the Issuer.	64
SECTION 1007.	Waiver of Certain Covenants.	64
SECTION 1008.	Payment of Additional Amounts.	65
SECTION 1009.	Offer to Repurchase Upon Change of Control Triggering Event.	67

ARTICLE ELEVEN

REDEMPTION OF DEBT SECURITIES		69

SECTION 1101.	Optional Redemption.	69
SECTION 1102.	Applicability of This Article.	69
SECTION 1103.	Election to Redeem; Notice to Trustee.	69
SECTION 1104.	Selection of Debt Securities to Be Redeemed.	69
SECTION 1105.	Notice of Redemption.	70
SECTION 1106.	Deposit of Redemption Price.	70
SECTION 1107.	Debt Securities Payable on Redemption Date.	71
SECTION 1108.	Securities Redeemed in Part.	71
SECTION 1109.	Tax Redemption.	71

ARTICLE TWELVE

GUARANTEES		73

SECTION 1201.	Guarantees.	73
SECTION 1202.	Execution and Delivery of Guarantees.	74

APPENDIX A - Provisions Relating to Debt Securities

EXHIBIT 1 TO APPENDIX A - Form of Debt Security

4

REED ELSEVIER CAPITAL INC.

Reconciliation and tie showing the location in this Indenture of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the United States Trust Indenture Act of 1939.

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	609
	(b)	608 and 610
	(c)	Not Applicable
§311	(a)	613
	(b)	613
	(c)	Not Applicable
§312	(a)	701 and 702(a)
	(b)	702(b)
	(c)	702(c)
§313	(a)	703(a)
	(b)	703(a)
	(c)	703(a)
	(d)	703(b)
§314	(a)	704 and 1004
	(b)	Not Applicable
	(c)	102
	(c)(1)	102
	(c)(2)	102
	(c)(3)	101
	(d)	Not Applicable
	(e)	101
§315	(a)	601(a)
	(b)	602
	(c)	601(b)
	(d)	601(c)
	(d)(1)	601(c)(1)
	(d)(2)	601(c)(2)
	(d)(3)	601(c)(3)
	(e)	514
§316	(a)(1)(A)	502 and 512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104(a)
§317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§318	(a)107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of October 16, 2012, among Reed Elsevier Capital Inc., a corporation incorporated under the laws of the State of Delaware, and having its principal office at 1105 North Market Street, Wilmington, DE 19801, U.S.A., as issuer (the “Issuer”), each of Reed Elsevier PLC, a public limited company incorporated in England, and having its principal place of business at 1-3 Strand, London, WC2N 5JR, and Reed Elsevier NV, a public company with limited liability incorporated under the laws of The Netherlands, and having its principal place of business at Radarweg 29, 1043 NX Amsterdam, The Netherlands, as guarantors (each individually, a “Guarantor” and collectively, the “Guarantors”) and The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”), paying agent, transfer agent and securities registrar.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 3.125% Debt Securities due 2022 and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all things necessary to make the Debt Securities, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

RECITALS OF THE GUARANTORS

Each Guarantor desires to make the Guarantees provided for herein.

All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor proposes to do all things necessary to make the Guarantees, when executed by such Guarantor and endorsed on the Debt Securities authenticated and delivered hereunder, the valid obligations of such Guarantor as hereinafter provided.

NOW THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101.	Definitions.

For all purposes of this Indenture and all Debt Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”), and the term “IFRS” with respect to any computation required or permitted hereunder shall mean such reporting standards as issued by the IASB at the date or time of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(5) the words “include” and “including” and other forms thereof mean “include”, “including”, or otherwise, as applicable, “without limitation”.

Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

“Action”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Interest” has the meaning set forth in Exhibit 1 to Appendix A.

“Additional Securities” means Debt Securities (other than the Initial Securities, but including any Exchange Securities) issued pursuant to and otherwise in compliance with this Indenture (other than pursuant to Section 303, 305, 1009 or 1108 of this Indenture).

“Adjusted Total of Capital and Reserves” means: (1) the amount for the time being paid up on the issued share capital of Reed Elsevier PLC and Reed Elsevier NV; and (2) the amounts standing to the credit of the reserves of Reed Elsevier (being the elements of combined shareholders’ funds other than the paid up issued share capital of Reed Elsevier PLC and Reed Elsevier NV, including the balance standing to the credit of profit and loss account) as shown in the last audited combined financial statements of Reed Elsevier after making such adjustments as in the opinion of Reed Elsevier PLC’s and Reed Elsevier NV’s auditors may be appropriate, including adjustments to take account of any alterations to such reserves resulting from any distributions or any issues of share capital whether for cash or other consideration (including any transfers to share premium account in connection therewith) or any payments up by capitalization from reserves of share capital theretofore not paid up or any reductions of paid up share capital or share premium account which may have taken place since the date of such balance sheets, less any amounts included in the reserves and appearing on such audited combined financial statements as being reserved or set aside for future taxation assessable by reference to profits earned down to the date to which such balance sheets are made up.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Paying Agent, Transfer Agent, Currency Determination Agent or Securities Registrar appointed pursuant to this Indenture.

“Authenticating Agent” means any Person authorized to authenticate and deliver Debt Securities in the name of, and as the agent of, the Trustee pursuant to Section 311.

“Bankruptcy Law” means any bankruptcy, insolvency, reorganization or other similar law of the United States or any State thereof, England or Wales, The Netherlands or any other country or jurisdiction.

“Board of Directors” means the board of directors of the Issuer or Reed Elsevier PLC, as the case may be, or the Supervisory Board or the Executive Board of Reed Elsevier NV, or, other than for purposes of the definition of “Change of Control,” any duly authorized committee of any such board or any director or directors and/or officer or officers of the Issuer or either Guarantor, as the case may be, to whom any such board or committee shall have duly delegated its authority.

“Board Resolution” means (1) a copy of a resolution certified by the Secretary or Assistant Secretary of the Issuer or either Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors of the Issuer or such Guarantor, as the case may be, shall have duly delegated its authority, and, in each case, delivered to the Trustee.

“Business Day” means any day that is (1) a day other than Saturday or Sunday or any other day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York and (2) a London banking day.

“Certificate of a Firm of Independent Public Accountants” means a certificate signed by any firm of independent public accountants of nationally recognized standing in the country of organization of the Issuer or either Guarantor selected by the Issuer or such Guarantor, as the case may be, which may include the auditors of the Issuer or such Guarantor, as the case may be.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than a Guarantor) acquires shares in each Guarantor to which attach more than 50% of the voting rights attaching to the entire issued share capital of that Guarantor; provided that a Change of Control shall be deemed not to have occurred if one or more new holding companies acquires the entire issued share capital of each of the Guarantors and (A) such holding company (or companies) has (or have, as the case may be) substantially the same shareholders as each of the Guarantors and those shareholders acquired the shares or economic interests in the holding company (or companies) in substantially the same proportions (taking into account the equalization arrangements between the Guarantors as in effect at such time) as they hold shares or economic interests in the relevant Guarantor(s) prior to the holding company (or companies) so acquiring the share capital of each of the Guarantors and (B) each of the Guarantors is a wholly owned (directly or indirectly) subsidiary of such holding company (or companies); (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the subsidiaries and joint ventures of the Guarantors, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an affiliate of either of the Guarantors); (3) the first day on which a majority of the members of the Boards of Directors of each Guarantor are not Continuing Directors; or (4) the adoption of a plan relating to the liquidation or dissolution of either Guarantor other than a plan pursuant to which one or more new holding companies is created to hold the assets and liabilities of the relevant Guarantor(s) and such holding company (or companies) has (or have, as the case may be) substantially the same shareholders as the relevant Guarantor(s) and those shareholders acquired the shares or economic interests in the holding company (or companies) in substantially the same proportions (taking into account the equalization arrangements between the Guarantors as in effect at such time) as they hold shares or economic interests in the relevant Guarantor(s) prior to the holding company (or companies) so acquiring the share capital of each of the Guarantors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Component Company” means any one of Reed Elsevier PLC, Reed Elsevier NV, Reed Elsevier Group plc, Elsevier Reed Finance BV and their respective direct and indirect subsidiaries (or the successor to any of those companies).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of any Guarantor who (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Guarantor for which such member was named as a nominee for election as a director).

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office of The Bank of New York Mellon, at the date of the execution of this Indenture, is located at 101 Barclay Street, Floor 4 East, New York, NY 10286 (or at such other address as the Trustee or any successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“corporation” includes corporations, associations, companies and business trusts.

“Currency Determination Agent” means a Person designated pursuant to a Board Resolution or an Officers’ Certificate for the purpose of a currency conversion pursuant to Section 516.

“Debt Securities” means the Initial Securities and any Additional Securities, including any Exchange Securities. The Initial Securities and the Additional Securities (including any Exchange Securities), if any, shall be treated as a single class for all purposes under this Indenture.

“Defaulted Interest” has the meaning specified in Section 306.

“Definitive Security” means any Debt Security issued in fully-registered certificated form (other than a Global Security) which shall be substantially in the form of Exhibit 1 to Appendix A with appropriate legends as specified in Appendix A.

“Depositary” means the Person designated as Depositary by the Issuer until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, which shall initially be The Depository Trust Company.

“Dollars” and the sign “$” mean the currency of the United States that as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event the United States Securities Exchange Act of 1934 is amended after such date, “Exchange Act” means, to the extent required by any such amendment, the United States Securities Exchange Act of 1934 as so amended.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means any Debt Securities issued in exchange for the Debt Securities pursuant to Section 304.

“Fitch” means Fitch Ratings Ltd. and its successors.

“Foreign Currency” means a currency issued and actively maintained as a country’s recognized unit of domestic exchange by the government of any country other than the United States and such term shall include the euro.

“Global Security” means any Debt Security in fully-registered certificated form, which shall be substantially in the form of Exhibit 1 to Appendix A with appropriate legends as specified in Appendix A.

“Government Obligations” means securities which are (i) direct obligations (or certificates representing an ownership interest in those obligations) of the United States for which its full faith and credit are pledged; or (ii) obligations of a person controlled or supervised by, and acting as an agency or instrumentality of, the United States, issued in U.S. Dollars the payment of which is unconditionally guaranteed by the United States as a full faith and credit obligation of the United Sates and are not callable or redeemable at the option of the issuer thereof.

“Guarantees” means the guarantees of each Guarantor as endorsed on each Debt Security authenticated and delivered pursuant to this Indenture and shall include the guarantees set forth in Article Twelve of this Indenture and all other obligations and covenants of each Guarantor contained in this Indenture and the Debt Securities.

“Guarantor” means each Person named as a “Guarantor” in the first paragraph of this Indenture until any successor corporation or Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall also mean such successor corporation or Person.

“Holder” means the Person in whose name a Debt Security is registered in the Securities Register.

“Indebtedness” with respect to any Person means (1) any obligation of such Person for borrowed money, (2) any obligation incurred for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of Property purchased in the ordinary course of business, (3) any obligation under capitalized leases (as determined in accordance with IFRS) of such Person and (4) any direct or indirect guarantees of such Person of any obligation of the type described in the preceding clauses (1), (2) or (3) of any other Person.

“Indenture” means this instrument as originally executed and as may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

“Initial Securities” means the Issuer’s 3.125% Debt Securities due 2022 issued on the Issue Date.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Debt Securities.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any Substitute Rating Agency or Rating Agencies selected by the Issuer.

“Issue Date” means October 16, 2012.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor corporation or Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor corporation or Person.

“Issuer Request” and “Issuer Order” and “Guarantor Request” and “Guarantor Order” mean, respectively, a written request or order signed in the name of the Issuer or either Guarantor, as the case may be, by (1) any one of its president or treasurer, in the case of the Issuer, any two of its directors, in the case of Reed Elsevier PLC, and any Executive Board member, in the case of Reed Elsevier NV, (2) any one of the foregoing Persons together with any Secretary or Assistant Secretary of the Issuer or such Guarantor, as the case may be, or (3) any two Persons designated in a Issuer Order or Guarantor Order, as the case may be, previously delivered to the Trustee in accordance with the provisions of this Indenture.

“Judgment Date” has the meaning set forth in Section 516.

“Lien” means any security interest, mortgage, pledge, lien, charge, encumbrance, lessor’s interest under a capitalized lease or analogous instrument in, of or on any Property.

“Market Exchange Rate” with respect to any Foreign Currency or currency unit on any date means the noon buying rate in The City of New York for cable transfers in such Foreign Currency or currency unit as certified for customs purposes by the Federal Reserve Bank of New York for such Foreign Currency or currency unit.

“Maturity”, when used with respect to any Debt Security, means the date on which the principal of (or premium, if any, on) that Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repurchase at the option of the Holder or otherwise.

“Moody’s” means Moody’s Investor Service, Inc. and its successors.

“Officers’ Certificate” means a certificate of the Issuer or either Guarantor, as the case may be, signed by (1) any one of its president or treasurer, in the case of the Issuer, any two of its directors, in the case of Reed Elsevier PLC, and any Executive Board member, in the case of Reed Elsevier NV, or (2) any one of the foregoing Persons together with any Secretary or Assistant Secretary of the Issuer or such Guarantor, as the case may be, and delivered to the Trustee in accordance with the provisions of this Indenture.

“Opinion of Counsel” means a written opinion of independent legal counsel of recognized standing in the appropriate jurisdiction and who may be regular outside counsel to the Issuer or either Guarantor.

“Outstanding”, when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities which have been authenticated and delivered under this Indenture, except:

(1) Debt Securities which have been cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Debt Securities or portions thereof for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent (other than the Issuer or either Guarantor or any other obligor upon the Debt Securities) in trust or set aside and segregated in trust by the Issuer or either Guarantor or any other obligor upon the Debt Securities (if the Issuer or such Guarantor, as the case may be, or any other obligor upon the Debt Securities shall act as its own Paying Agent) for the Holders of such Debt Securities; provided, however, that, if such Debt Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to the Trustee has been made; and

(3) Debt Securities which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented proof reasonably satisfactory to the Trustee that any such Debt Securities are held by a protected purchaser; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Debt Securities owned by the Issuer, any Guarantor or any other obligor upon the Debt Securities or any Affiliate of the Issuer, such Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, (i) in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or action, only Debt Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded and (ii) Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Issuer, any Guarantor or any other obligor upon the Debt Securities or any Affiliate of the Issuer, such Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any, on) or interest, if any, on, or any additional amounts in respect of, any Debt Securities on behalf of the Issuer and shall initially be the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means the place or places where the principal of (and premium, if any, on) and interest, if any, on, and any additional amounts in respect of, the Debt Securities are payable.

“Predecessor Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by that particular Debt Security, and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 305 in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security.

“Principal Office” means a specified office of any Agent at which at any particular time its corporate trust business shall be administered, which office of The Bank of New York Mellon, at the date of the execution of this Indenture, is located at 101 Barclay Street, Floor 4 East, New York, NY 10286.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, share capital.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of the Rating Agencies ceases to rate the Debt Securities or fails to make a rating of the Debt Securities publicly available for reasons outside the Issuer’s control, a Substitute Rating Agency.

“Rating Event” means the rating on the Debt Securities is lowered by each of the Rating Agencies and the Debt Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement of any Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period will be extended following consummation of a Change of Control for so long as the rating of the Debt Securities is under publicly announced consideration for a possible downgrade by any Rating Agencies).

“Record Date” for the interest payable on any Interest Payment Date on the Debt Securities, means April 1 and October 1 of each year.

“Redemption Date”, when used with respect to any Debt Security to be redeemed in whole or in part, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price”, when used with respect to any Debt Security to be redeemed, means the price at which such Debt Security is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated October 16, 2012, among the Issuer, the Guarantors and the Initial Purchasers relating to the Initial Securities and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Securities in a private offering after the Issue Date.

“Regulation S” means Regulation S under the Securities Act.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 1008.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture or any other officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Company” means any Component Company other than one of the Guarantors substantially all of the physical properties of which are located, or substantially all of the operations of which are conducted, within the United States, the United Kingdom or The Netherlands. “Restricted Company” does not include any Component Company which is principally engaged in leasing or financing installment receivables or which is principally engaged in financing the operations of one or more Component Companies (which shall include only those Component Companies in which more than 50% of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by the Guarantors).

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Rating Services and its successors.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 304.

“Special Record Date” for the payment of any Defaulted Interest on the Debt Securities means a date fixed by the Trustee pursuant to Section 306 (whether or not a Business Day).

“Stated Maturity”, when used with respect to any Debt Security or any installment of principal thereof (or premium, if any, thereon) or interest, if any, thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security (or premium, if any, thereon) or such installment of principal (or premium, if any, thereon) or interest, if any, is due and payable.

“Stock Exchange”, means any stock exchange upon which the Debt Securities are duly listed.

“subsidiary”, with respect to any Person, means any corporation or other entity of which a majority of the capital stock or other ownership interests have ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly beneficially owned by such Person.

“Substitute Date” has the meaning set forth in Section 516.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (as certified by a resolution of the Board of Directors of each Guarantor) as a replacement for Moody’s, S&P or Fitch, or some of all of them, as the case may be, in accordance with the definition of “Rating Agencies.”

“Transfer Agent” means any Person authorized by the Issuer to act as transfer agent in respect of the Debt Securities on behalf of the Issuer and shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Securities and any other Debt Securities that bear or are required to bear a Restricted Securities Legend in accordance with Section 2.2(e)(i) of Appendix A.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended by the United States Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 905.

“United States” means the United States of America (including all the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

The following terms, unless otherwise defined pursuant to this Section 101, have the meanings given to them in Appendix A:

“Agent Members”

“Definitive Securities Legend”

“Global Securities Legend”

“Regulation S Global Security”

“Regulation S Securities”

“Restricted Securities Legend”

“Rule 144A Global Security”

“Rule 144A Securities”

“Shelf Registration Statement”

“Unrestricted Global Security”

SECTION 102.	Compliance Certificates and Opinions.

Upon any application or request by the Issuer or either Guarantor to the Trustee and/or Paying Agent to take any action under any provision of this Indenture, the Issuer or such

Guarantor, as the case may be, shall furnish to the Trustee and/or Paying Agent, as the case may be, an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate (other than certificates provided pursuant to Section 1004) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include the following (or such other statements or information as the Trustee may reasonably request):

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.	Form of Documents Delivered to Trustee or Paying Agent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or either Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or such Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or such Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.	Actions of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or to each Guarantor or to all of them. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Action” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debt Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Issuer and each Guarantor and any agent of the Trustee, the Issuer or such Guarantor, if made in the manner provided in this Section.

The Issuer may set at its discretion a record date for purposes of determining the identity of Holders of Debt Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, but the Issuer shall have no obligation to do so. If not set by the Issuer prior to the first solicitation of Holders of Debt Securities made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day prior to the first solicitation of such vote or consent or, if later, the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 701. Upon the fixing of such a record date, those Persons who were Holders of Debt Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled with respect to such Debt Securities to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public, commissioner for oaths or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of this authority.

(c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(d) The principal amount and serial numbers of Debt Securities held by any Person, and the date of holding the same, shall be proved by the Securities Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt Security shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Registrar, any Paying Agent, the Issuer or either Guarantor in reliance thereon, whether or not notation of such action is made upon such Debt Security.

SECTION 105.	Notices, Etc., to Trustee, Paying Agent, Issuer or Guarantor

Any request, demand, authorization, direction, notice, consent, waiver or Action of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder, the Issuer, either Guarantor or any Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, and hand delivered, mailed by first-class mail, postage prepaid, delivered by overnight courier or sent by facsimile transmission to facsimile number (212) 815-5390, to or with the Trustee at its Corporate Trust Office, “Attention: International Corporate Trust—Global Americas”; or

(2) the applicable Agent by any Holder, the Issuer, either Guarantor or the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and hand delivered, mailed by first-class mail, postage prepaid, delivered by overnight courier or sent by facsimile transmission to facsimile number (212) 815-5390 to or with any Agent at its Principal Office, “Attention: Attention: International Corporate Trust—Global Americas”; or

(3) the Issuer or either Guarantor by the Trustee, any Agent or any Holder shall be sufficient for every purpose hereunder (except as provided in clause (2) of Section 501) if (a) addressed to “Attention: Treasurer” in the case of the Issuer or addressed to “Attention: Company Secretary” in the case of either Guarantor and (b) in writing and mailed, first-class postage prepaid, or hand delivered, to the Issuer or such Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor, as the case may be, or if sent by facsimile transmission addressed to the Treasurer, in the case of the Issuer, at facsimile number (617) 630-2177, or addressed to the Company Secretary, in the case of Reed Elsevier PLC, at facsimile number 20-7166-5835 or the Company Secretary, in the case of Reed Elsevier NV, at facsimile number 31-20-484-2032 or at any other facsimile number previously furnished in writing to the Trustee by the Issuer or such Guarantor, as the case may be, with a copy to such Guarantor or the Issuer, as the case may be, addressed to it as provided in clauses (a) and (b) above.

The Issuer, the Guarantors, the Trustee or the Agents may designate additional or different addresses for subsequent notices or communications.

In respect of this Indenture, neither the Trustee nor any Agent shall have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and neither the Trustee nor any Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods, including any non-secure method, such as, but without limitation, by facsimile or electronic mail, to submit instructions, directions, reports, notices or other communications or information to the Trustee and/or any Agent, including, without limitation, the risk of the Trustee and/or any Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties

SECTION 106.	Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of Definitive Securities of any event, such notice shall be given (unless otherwise expressly provided herein) to Holders of Debt Securities in writing and mailed, first class postage prepaid, to each Holder of Definitive Securities affected by such event, at his address as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed in the manner prescribed by this Indenture shall be deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding the first paragraph of this Section 106, if the entire principal amount of the Debt Securities or a portion thereof is represented by one or more Global Securities held by a Depositary, all notices with respect to such principal amount or portion thereof, as the case may be, shall be sent only to such Depositary or its nominee, as the Holder, and such Depositary will communicate such notices to its participants in accordance with its standard procedures.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.	Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 108.	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.	Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer or either Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 110.	Separability Clause.

In any case where any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.	Benefits of Indenture.

Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give to any Person, other than the parties hereto, any Agent and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.	Governing Law.

THIS INDENTURE, THE DEBT SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT APPLICATION OF CHOICE OF LAW PRINCIPLES.

SECTION 113.	Non-Business Day.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of a Debt Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of principal (and premium, if any, on) and interest, if any, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity or Maturity, as the case may be.

SECTION 114.	Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse shall be had for the payment of the principal of (or premium, if any, on), or interest, if any, on any Debt Security or of any Guarantee, as the case may be, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto, or any Debt Security, or because of any indebtedness evidenced thereby, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or either Guarantor or of any predecessor or successor corporation of the Issuer or such Guarantor, either directly or indirectly through the Issuer or such Guarantor or any predecessor or successor corporation of the Issuer or such Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Debt Securities and all the Guarantees are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Issuer or such Guarantor or of any predecessor or successor corporation of the Issuer or such Guarantor, either directly or indirectly through the Issuer or such Guarantor or any predecessor or successor corporation of the Issuer or such Guarantor, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or in any of the Guarantees, as the case may be, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Debt Securities and the related Guarantees.

SECTION 115.	Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country or province of publication.

SECTION 116.	Appointment of Agent for Service.

By the execution and delivery of this Indenture, each of the Issuer and each of the Guarantors hereby designates and appoints Kenneth Thompson II, c/o Reed Elsevier Inc., at 125 Park Avenue, 23rd floor, in the Borough of Manhattan, New York, New York 10017 as its

authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Debt Securities, the Guarantees or this Indenture which may be instituted in any Federal or New York State Court located in the Borough of Manhattan, City and State of New York, but for that purpose only, and agrees that service of process upon Kenneth Thompson II, and written notice of said service given by the Person serving the same to it, addressed as provided in Section 105, shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in such Borough, City and State. Each of the Issuer and each of the Guarantors hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and irrevocably waives, to the fullest extent it may lawfully do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such court and irrevocably waives, to the fullest extent it may lawfully do so, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Such submission and waiver shall be irrevocable so long as any of the Debt Securities remain Outstanding and such appointment shall be irrevocable until the appointment of a successor by the Issuer or either Guarantor, as the case may be, with the consent of the Trustee and such successor’s acceptance of such appointment. Upon such acceptance, the Issuer or such Guarantor, as the case may be, shall notify the Trustee of the name and address of such successor. Each of the Issuer and each of the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Kenneth Thompson II or his successor in full force and effect so long as any of the Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Issuer or such Guarantor, as the case may be, to take any such action. Each of the Issuer and each of the Guarantors hereby agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer or such Guarantor, as the case may be, and may be enforced in the courts of England and Wales, The Netherlands or any other courts to the jurisdiction of which the Issuer or such Guarantor, as the case may be, is subject by a suit upon such judgment, provided that service of process is effected upon the Issuer or such Guarantor, as the case may be, in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that each of the Issuer and such Guarantor does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (1) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (2) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (3) any other right or remedy of the Issuer or such Guarantor, as the case may be, to the extent not expressly waived in accordance with this Section 116.

Notwithstanding the foregoing, any actions arising out of or relating to the Debt Securities, the Guarantees or this Indenture may, but shall not be required to, be instituted, subject to the limitations set forth in Article Five of this Indenture, by the Trustee or the Holder of any Debt Security against the Issuer or such Guarantor in any competent court in the United Kingdom, The Netherlands or other competent jurisdiction.

Nothing in this Section shall affect the right of the Trustee or any Holder of any Debt Security to serve process in any manner permitted by applicable law or limit the right of the Trustee or any Holder of any Debt Security to bring proceedings against the Issuer and/or either Guarantor in the courts of any other jurisdiction or jurisdictions.

SECTION 117.	Exhibits.

All exhibits and appendixes attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

SECTION 118.	Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 119.	Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 120.	Force Majeure.

In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or such Agent, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

DEBT SECURITY FORMS

SECTION 201.	Forms of Debt Securities.

Certain provisions relating to the Debt Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Debt Securities shall be substantially in the form of Exhibit 1 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Debt Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage, provided that any such notation, legend of endorsement is in a form reasonably acceptable to the Issuer. Each Debt Security shall be dated the date of its authentication. The terms of the Debt Securities set forth in Exhibit 1 to Appendix A are part of the terms of this Indenture.

The Guarantees shall be endorsed on each Debt Security and such Guarantees shall be in such form as is established pursuant to Section 202.

Debt Securities in the definitive form shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be typed, photocopied or produced in any other manner, all as determined by the officers executing such Debt Securities. Such execution of such definitive Debt Securities shall be conclusive evidence as regards the Issuer as to any such determination made by the Issuer.

SECTION 202.	Forms of Guarantees.

The Notation of Guarantee of the Guarantors shall be endorsed on each Debt Security in substantially the form set forth in Exhibit 1 to Appendix A.

SECTION 203.	Form of Trustee’s Certificate of Authentication.

The Certificate of Authentication on all Debt Securities shall be in substantially the following form:

“This is one of the Debt Securities issued under the Indenture described herein.

[Name of Trustee]
as Trustee

By
Authorized Signatory”

SECTION 204.	Debt Securities in Global Form.

The Debt Securities may be issued in whole or in part in the form of one or more Global Securities. Any Global Security may provide that it shall represent the aggregate amount of Outstanding Debt Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Debt Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Debt Securities represented thereby shall be made by the Transfer Agent or Securities Registrar and in such manner as shall be specified in such Global Security. Any instructions by the Issuer with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 102. Additional terms with respect to the Global Securities are set forth in Appendix A.

ARTICLE THREE

THE DEBT SECURITIES

SECTION 301.	Amount of Securities.

The Trustee shall authenticate Initial Securities for original issue on the Issue Date in the aggregate principal amount of $250,000,000.

The Debt Securities will constitute direct, unconditional, unsubordinated and (except as provided in Sections 804 and 805) unsecured obligations of the Issuer and the Guarantees will constitute direct, unconditional, unsubordinated and (except as provided in Sections 804 and 805) unsecured obligations of each of the Guarantors, in each case without any preference among themselves, and will rank at least equally with all other unsecured and unsubordinated obligations of the Issuer or all other unsecured and unsubordinated obligations of such Guarantor, as the case may be, subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors’ rights.

The Issuer shall be entitled to issue Additional Securities, including Exchange Securities, in an unlimited aggregate principal amount under this Indenture that shall have identical terms as the Initial Securities, other than with respect to the date of issuance, issue price, amount of interest payable on the first Interest Payment Date applicable thereto, transfer restrictions, any registration rights agreement and additional interest with respect thereto; provided that such issuance is not prohibited by the terms of this Indenture. The Initial Securities and any Additional Securities, including Exchange Securities, shall be treated as a single class for all purposes under this Indenture.

With respect to the Additional Securities, the Issuer shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date and the CUSIP or ISIN numbers of such Additional Securities, the first Interest Payment Date and the amount of interest payable on such first Interest Payment Date applicable thereto and the date from which interest shall accrue; provided, however, that no Additional Securities shall be issued that are not fungible for U.S. Federal income tax purposes with any other Debt Securities issued under this Indenture; and

(3) whether such Additional Securities shall be Transfer Restricted Securities.

The Trustee shall, upon receipt of the Board Resolution and Officers’ Certificate, authenticate the Additional Securities in accordance with the provisions of Section 302 of this Indenture.

SECTION 302.	Execution, Authentication, Delivery and Dating.

The Debt Securities shall be executed on behalf of the Issuer by any one of its officers. The Debt Securities shall be so executed and attested to by its Secretary or any one of its Assistant or Deputy Secretaries. The signature of any of these officers on the Debt Securities may be manual or facsimile.

Debt Securities bearing the manual or facsimile signatures of individuals who were at the time of signature the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Debt Securities as executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Debt Securities, and the Trustee, in accordance with the Issuer Order, shall authenticate and deliver such Debt Securities.

No Debt Security, or Guarantees endorsed thereon, shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by manual signature by the Trustee or in the name of such Trustee pursuant to Section 311, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Debt Security to the Trustee for cancellation as provided in Section 308, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent then in office, any successor by merger, conversion or consolidation to such Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Debt Securities.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes hereunder. Except as provided herein, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Definitive Securities, and will not be considered the owners or Holders thereof hereunder.

Each Depositary for a Global Security must at the time of its designation and at all times while it serves as such Depositary be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

At the request of the Trustee in writing delivered to the Paying Agent, the Paying Agent shall notify the Trustee in writing of the total aggregate principal amount of Debt Securities Outstanding as of the date specified in the Trustee’s request.

Reference is made to Section 1202 concerning the execution and delivery of the Guarantees.

SECTION 303.	Temporary Debt Securities and Exchange of Debt Securities.

Pending the preparation of definitive Debt Securities, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, in the manner specified in Section 302, temporary Debt Securities which are printed, lithographed, typewritten, photocopied or otherwise produced in any authorized denomination, with like terms and conditions as the definitive Debt Securities in lieu of which they are issued in registered form and each having endorsed thereon the Guarantees executed by each Guarantor substantially of the tenor of the definitive Guarantees, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities and such Guarantees may determine. Such execution of such Debt Securities or Guarantees, as the case may be, shall be conclusive evidence as regards the Issuer or such Guarantor, as the case may be, as to any such determination made by the Issuer or such Guarantor, as the case may be.

If temporary Debt Securities are issued, the Issuer will cause definitive Debt Securities to be prepared without unreasonable delay. After the preparation of such definitive Debt Securities, the temporary Debt Securities shall be exchangeable for such definitive Debt Securities and of a like Stated Maturity and with like terms and provisions upon surrender of the temporary Debt Securities at the office or agency of the Issuer in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities, the Issuer shall execute and (in accordance with an Issuer Order delivered at or prior to the authentication of the first definitive Debt Security) the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of authorized denominations and of a like Stated Maturity and with like terms and provisions, having endorsed thereon Guarantees executed by each Guarantor. Until exchanged as hereinabove provided, the temporary Debt Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities with like terms and conditions, except as to payment of interest, if any, authenticated and delivered hereunder.

SECTION 304.	Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Principal Office of the securities registrar (the “Securities Registrar”) a securities register (the securities register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Debt Securities and of transfers of Debt Securities. The Issuer may appoint co-Securities Registrars. Unless and until otherwise determined by the Issuer and notified in writing to the Trustee, the Trustee shall act as Securities Registrar for such Debt Securities and the Securities Register shall be kept at the Principal Office of the Securities Registrar. At all reasonable times the Securities Register shall be open for inspection by the Issuer, each Guarantor and the Trustee and by their duly authorized agents upon written request.

Upon surrender for registration of transfer of any Debt Security at the office or agency of the Issuer in a Place of Payment, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, without service charge, one or more new Debt Securities of any authorized denominations, and of a like Stated Maturity and aggregate principal amount and with like terms and conditions, each having endorsed thereon the Notation of Guarantee executed by each Guarantor.

Except as set forth below, at the option of the Holder, Debt Securities may only be exchanged for other Debt Securities of any authorized denominations and of a like Stated Maturity and aggregate principal amount and with like terms and conditions, upon surrender of the Debt Securities to be exchanged at such office or agency. Whenever any Debt Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge, the Debt Securities which the Holder making the exchange is entitled to receive, each having endorsed thereon the Guarantees executed by each Guarantor.

All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

Every Debt Security presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Securities Registrar for such Debt Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Securities Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

Subject to the provisions of Section 305, no service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 303, 906, 1009 or 1108 not involving any transfer.

In the event of any redemption of the Debt Securities in part, neither the Issuer nor the Securities Registrar shall be required (i) to issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Debt Securities selected for redemption under Section 1105 and ending at the close of business on the day of giving of the relevant notice of redemption or (ii) to register the transfer of or exchange any Debt Security so selected for redemption as a whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Issuer Order and the other required documents in accordance with Section 302, the Trustee shall authenticate (i) one or more unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Securities accepted for exchange by the Issuer and (ii) unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Definitive Securities that are accepted for exchange in the Exchange Offer, all as set forth in the written instructions of the Issuer. Concurrently with the issuance of such Debt Securities, the Trustee shall cause the aggregate principal amount of the Global Securities to be reduced in accordance with the beneficial interests tendered in the Exchange Offer, and the Trustee shall deliver to the Persons designated by the Issuer the unrestricted Global Securities or unrestricted Definitive Securities, as the case may be, issued and authenticated in accordance with the preceding sentence in the principal amounts specified by the Issuer.

Notwithstanding this Section 304, the terms of Appendix A shall apply with respect to the registration, transfer and exchange of Debt Securities.

SECTION 305.	Mutilated, Destroyed, Lost and Stolen Debt Securities.

If (i) any mutilated Debt Security is surrendered to the Trustee or the Issuer, each Guarantor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Debt Security and (ii) there is delivered to the Issuer, each Guarantors and the Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer, such Guarantor or the Trustee that such Debt Security has been acquired by a protected purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debt Security or in exchange for such mutilated Debt Security, a new Debt Security in a like principal amount and of a like Stated Maturity and with like terms and conditions, having endorsed thereon the Guarantees executed by the Guarantors and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, each of the Issuer and each of the Guarantors in their discretion may, instead of issuing a new Debt Security, pay such Debt Security (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Issuer, each Guarantor and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in case of destruction, loss or theft, evidence satisfactory to the Issuer, such Guarantor and the Trustee and any agent of any of them of the destruction, loss or theft of such Debt Security and the ownership thereof.

Upon the issuance of any new Debt Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee) connected therewith.

Every new Debt Security, and the Guarantees endorsed thereon, issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security or in exchange for any mutilated Debt Security, shall constitute an original additional contractual obligation of the Issuer and each of the Guarantors, respectively, whether or not the destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities and the Guarantees endorsed thereon duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

SECTION 306.	Payment of Interest; Interest Rights Preserved.

Interest on any Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Record Date for such interest payment.

Payment of interest on any Definitive Security may be made at the option of the Issuer by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Securities Register or by transfer to a bank account maintained by the payee. Notwithstanding anything to the contrary herein, a Holder of $1,000,000 or more in aggregate principal amount of Definitive Securities will be entitled to receive interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee at least 15 days prior to the applicable Interest Payment Date; provided, however, that such payments shall be made subject to applicable laws and regulations.

Every Global Security will provide that interest payable on any Interest Payment Date will be paid by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, with respect to that portion of such Global Security held for its account by the Depositary. The Depositary or its nominee, as the case may be, will in such circumstances credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

Any interest on any Debt Security which is due and payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities (or their respective Predecessor Debt

Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing at least thirty days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each Debt Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money in U.S. dollars, equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment. The Trustee shall promptly notify the Issuer and the Paying Agent of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in accordance with Section 106 no less than 7 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debt Securities (or their respective Predecessor Debt Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2); or

(2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any Stock Exchange on which the Debt Securities may be listed, and upon such notice as may be required by such Stock Exchange, if, after notice is given by the Issuer to the Trustee of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Whenever in this Indenture or the Debt Securities there is mentioned, in any context, the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security, such mention shall be deemed to include mention of the payment of Additional Interest provided for in the terms of such Debt Securities to the extent that, in such context, Additional Interest, was or would be payable in respect thereof pursuant to the provisions of the Debt Securities and express mention of the payment of Additional Interest (if applicable) in any provisions of this Indenture or the Debt Securities shall not be construed as excluding Additional Interest in those provisions of this Indenture or the Debt Securities where such express mention is not made.

Subject to the foregoing provisions of this Section and Section 304, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

SECTION 307.	Persons Deemed Owners.

Prior to due presentment of a Debt Security for registration of transfer, the Issuer, each Guarantor, the Trustee and the Agents and any agent of the Issuer, such Guarantor or the Trustee or any Agent may treat the Person in whose name any such Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 306) interest, if any, on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and none of the Issuer, such Guarantor, the Trustee or such Agent or any agent of the Issuer, such Guarantor or the Trustee or such Agent shall be affected by notice to the contrary.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes hereunder.

None of the Issuer, any Guarantor, the Trustee or any Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 308.	Cancellation.

All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer or either Guarantor may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Issuer or such Guarantor may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly cancelled by the Trustee. Notwithstanding any other provision of this Indenture to the contrary, a Debt Security shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Debt Security is delivered to the Trustee for cancellation by the Issuer or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Debt Security so delivered to the Trustee shall be promptly cancelled by it. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.

SECTION 309.	Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 310.	CUSIP or ISIN Numbers.

The Issuer in issuing the Debt Securities may use CUSIP or ISIN numbers, if then generally in use, and, if so, the Trustee and the Paying Agent may use such numbers in any notice of redemption or other notice as a convenience to Holders.

SECTION 311.	Authenticating Agents.

From time to time the Trustee may, subject to its sole discretion, and shall, upon Issuer Request and for such period as the Issuer shall elect, appoint one or more Authenticating Agents, which may include any Guarantor or any Affiliate (other than the Issuer) of such Guarantor, with power to act in the name of the Trustee and subject to its discretion in the authentication and delivery of Debt Securities in connection with transfers and exchanges under Sections 303, 304, 305, 1009 and 1108 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Debt Securities. For all purposes of this Indenture, the authentication and delivery of such Debt Securities by an Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of such Debt Securities “by the Trustee.” Any such Authenticating Agent shall (except in the case of any Guarantor or any Affiliate (other than the Issuer) of such Guarantor) at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority, as the case may be. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Issuer and each of the Guarantors. The Trustee may at any time and shall, upon Issuer Request, terminate the appointment of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer and each of the Guarantors in the manner set forth in Section 105. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may and shall, upon Issuer Request, appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer and each of the Guarantors and shall give written notice of such appointment to all Holders in the manner set forth in Section 106. Any successor Authenticating Agent, upon acceptance of his appointment hereunder, shall become vested with all the rights, powers and duties of his predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to any corporation of which any director or officer has been appointed as Authenticating Agent from time to time reasonable compensation for such services.

If an appointment is made pursuant to this Section, the Debt Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

“This is one of the Debt Securities described in the within-mentioned Indenture.

[Name of Authenticating Agent]
as Authenticating Agent

By
As Authenticating Agent

By
Authorized Signatory”

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.	Satisfaction and Discharge of Indenture.

(a) The Issuer shall be deemed to have satisfied and discharged the entire indebtedness on all the Debt Securities and, except as provided in this Section 401, this Indenture shall cease to be of further effect and, so long as no Event of Default shall be continuing, the Trustee, upon Issuer Request and at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of such indebtedness and this Indenture, when:

(1) either:

(A) all Debt Securities theretofore authenticated and delivered (other than (i) any Debt Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 1003) have been delivered to the Trustee for cancellation; or

(B) with respect to all Outstanding Debt Securities described in (A) above not theretofore so delivered to the Trustee for cancellation:

(i) the Issuer has deposited, or caused to be deposited, with the Trustee as trust funds in trust an amount in U.S. dollars sufficient (without consideration of any reinvestment thereof) to pay and discharge the entire indebtedness on all such Outstanding Debt Securities for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

(ii) the Issuer has deposited, or caused to be deposited, with the Trustee as obligations in trust such amount of Government Obligations as will, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay and discharge when due the entire indebtedness on all the Outstanding Debt Securities for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

(iii) the Issuer has deposited, or caused to be deposited, with the Trustee in trust an amount equal to the amount referred to in clause (i) or (ii) in any combination of U.S. dollars or Government Obligations and has delivered an opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to the Trustee verifying that such combination of funds and Government Obligations will be sufficient, in the opinion of such nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay and discharge when due the entire indebtedness on all Outstanding Debt Securities for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be, taking into account the predetermined and certain income to accrue on such Government Obligations (but without any consideration of any reinvestment thereof) and without taking consideration of any reinvestment of any such funds;

(2) the Issuer or either Guarantor has paid or caused to be paid all other sums payable with respect to the Debt Securities and this Indenture;

(3) the Issuer has delivered to such Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Debt Securities have been complied with;

(4) if the Debt Securities are not to become due and payable at their Stated Maturity within one year of the date of a deposit pursuant to Section 401(a)(1)(B) or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to the Trustee as of the date of such deposit, then the Issuer shall have given, not later than the date of such deposit, notice of such deposit to the Holders of such Debt Securities; and

(5) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in applicable United States Federal income tax law, in either case to the effect that, and based upon which such Opinion of Counsel shall confirm that, the beneficial owners of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, satisfaction and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, satisfaction and discharge had not occurred.

(b) Upon the satisfaction of the conditions set forth in this Section 401 with respect to all the Debt Securities, the terms and conditions of the Debt Securities and the Guarantees related thereto, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Issuer or either Guarantor, and the Holders of the Debt Securities shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 401(a)(1)(B); provided, however, that in no event shall the Issuer or such Guarantor be discharged from (i) any payment obligations in respect of Debt Securities which are deemed not to be Outstanding under clause (3) of the definition thereof if such obligations continue to be valid obligations of the Issuer under applicable law, (ii) any obligations under Sections 402, 607 and 610 and (iii) any obligations under Sections 303, 304 and 305 (except that Debt Securities issued upon registration of transfer or exchange or in lieu of mutilated, destroyed, lost or stolen Debt Securities shall not be obligations of the Issuer) and Sections 701 and 1002; and provided, further, that in the event a petition seeking relief under any applicable Bankruptcy Law is filed and not discharged with respect to the Issuer within 91 days after the deposit, the entire indebtedness on all Debt Securities shall not be discharged, and in such event the Trustee shall return such deposited funds or obligations as it is then holding to the Issuer upon Issuer Request.

SECTION 402.	Application of Trust Money.

(a) All currency and currency units and obligations deposited with the Trustee pursuant to Section 401 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form satisfactory to the Trustee. Such currency and currency units and obligations shall be applied by the Trustee, in accordance with the provisions of the Debt Securities, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Issuer or either Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any, on) and interest, if any, on the Debt Securities for the payment of which such currency and currency units and obligations have been deposited with the Trustee. If Debt Securities are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions, the Issuer shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

(b) The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 401 or the interest and principal received in respect of such Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Issuer under this Section 402(b) shall be deemed to be an obligation of the Issuer under Section 607.

(c) Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Obligations held by it as provided in Section 401 which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to the Trustee, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such money or Government Obligations were deposited or received provided such delivery can be made without liquidating any Government Obligations.

SECTION 403.	Reinstatement

If the Trustee is unable to apply any of the amounts (for purposes of this Section 403, “Amounts”) or Government Obligations, as the case may be, in accordance with the provisions of Section 401 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture and the Debt Securities and the related Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee is permitted to apply all such Amounts or Governmental Obligations, as the case may be, in accordance with the provisions of Section 401; provided, however, that if, due to the reinstatement of its rights or obligations hereunder, the Issuer has made any payment of principal of (or premium, if any, on) or interest, if any, on such Debt Securities, the Issuer shall be subrogated to the rights of the Holders of such Debt Securities to receive payment from such Amounts or Government Obligations, as the case may be, held by the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501.	Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the Issuer shall default in payment or prepayment of all or any part of the principal of any Debt Security or any prepayment charge or interest (which default, in the case of interest only, shall have continued for a period of 30 days or more) on the Debt Securities when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by notice of redemption or otherwise;

(2) except as provided in the preceding clause (1), either of the Guarantors or the Issuer fails to perform or observe any of its other obligations under this Indenture or the Guarantees, as the case may be, or the Debt Securities and such failure continues for a period of 60 days after the date on which there has been given to the Issuer and each of the Guarantors by the Trustee or to the Issuer, each of the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities a written notice specifying such default or breach and requiring it to be remedied;

(3) there shall have been accelerated because of default the maturity of any Indebtedness of either of the Guarantors or the Issuer in an aggregate principal amount of at least U.S.$20,000,000 (or the equivalent in another currency) or any such indebtedness in an aggregate principal amount of at least U.S.$20,000,000 (or the equivalent in another currency) shall not have been paid at final maturity (as extended by any applicable grace period) and, with respect to the Issuer in any case described in this clause (3), the obligations of the Issuer shall not have been assumed during the 90-day period following such acceleration or non-payment by another Component Company wholly owned by the Guarantors;

(4) the Issuer shall (i) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U.S. Federal Bankruptcy Code (as now or hereafter in effect, the “Bankruptcy Code”), (iv) file a petition seeking to take advantage of any other law providing for the relief of debtors, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy code, (vi) admit in writing its inability to pay its debts generally as such debts become due, (vii) take any action under the laws of its jurisdiction of incorporation analogous to any of the foregoing, or (viii) take any requisite corporate action for the purpose of effecting any of the foregoing;

(5) a proceeding or case shall be commenced, without the application or consent of the Issuer, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of the Issuer’s debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like in respect of the Issuer or in respect of all or any substantial part of its assets, or (iii) similar relief, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code against the Issuer and such order shall remain undismissed, or unstayed and in effect, for a period of 90 days; or action under the laws of the jurisdiction of incorporation of the Issuer analogous to any of the foregoing shall be taken with respect to the Issuer and shall continue undismissed, or unstayed and in effect, for a period of 90 days; and in any case described in this clause (5), the obligations of the Issuer shall not have been assumed during such 90-day period by another Component Company wholly owned by the Guarantors;

(6) (i) an order for the winding up of either of the Guarantors is made and is not set aside within 90 days of the date of such order or pursuant to an appeal lodged within 90 days of the date of such order, except an order for the winding up of either of the Guarantors in connection with a transaction not otherwise prohibited under Section 801, (ii) an effective resolution is passed for the winding up of either of the Guarantors, except a resolution passed for the winding up of either of the Guarantors in connection with a transaction not otherwise prohibited under Section 801, (iii) either of the Guarantors ceases to pay its debts or ceases to carry on its business or a major part thereof, except any such cessation by either of the Guarantors in connection with a transaction not otherwise prohibited under Section 801, (iv) an encumbrancer takes possession, or any administrative or other receiver or any manager is appointed, of the whole or any substantial part of the undertaking or assets of either of the Guarantors, (v) a distress or execution is levied or enforced upon or sued out against all or any substantial part of the property of either of the Guarantors, and, in each case, is not discharged within 90 days or (vi) Reed Elsevier PLC is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986, an English statute, or Reed Elsevier NV is unable to pay its debts within the meaning of Article I of The Netherlands Bankruptcy Code of September 30, 1893; or

(7) (i) the Guarantees with respect to either of the Guarantors shall cease to be in full force and effect for any reason whatsoever and new guarantees with respect to such Guarantor of substantially the same scope as the Guarantees shall not have come into effect or the Debt Securities shall not have been redeemed in full or funds shall not have been set aside therefor, or (ii) either of the Guarantors shall contest or deny in writing the validity or enforceability of any of its obligations under the Guarantees.

The Issuer shall deliver to the Trustee, upon becoming aware of any default or Event of Default, written notice of events which would constitute such default or Event of Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 502.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default occurs and is continuing, then and in every such case either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities may exercise any right, power or remedy permitted by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal amount of (including premium, if any, on) all the Debt Securities to be due and payable immediately, by a notice in writing to the Issuer and each Guarantor (and to the Trustee if given by Holders), and upon any such declaration of acceleration such principal, including premium, if any, thereon, together with any accrued interest and all other amounts owing thereunder and hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities, by written notice to the Issuer, each Guarantor and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Issuer or such Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Outstanding Debt Securities;

(B) the principal of (and premium, if any, on) any Outstanding Debt Securities which has become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Debt Securities, to the extent that the payment of such interest shall be legally enforceable;

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in the Debt Securities; and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts then due to the Trustee under Section 607; and

(2) all Events of Default, other than the non-payment of the principal of (or premium, if any, on) Debt Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if the Issuer shall default in payment or prepayment of all or any part of the principal of any Debt Security or any prepayment charge or interest (which default, in the case of interest only, shall have continued for a period of 30 days or more) on the Debt Securities when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by notice of redemption or otherwise, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders, the whole amount then due and payable on such Debt Securities for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, at the rate prescribed therefor in the Debt Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Issuer, such Guarantor or any other obligor upon the Debt Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, such Guarantor or any other obligor upon the Debt Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.	Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Issuer, any Guarantor or any other obligor upon the Debt Securities or the property of the Issuer, such Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or such Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Debt Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607) and of the Holders allowed in such judicial proceeding; and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.	Trustee May Enforce Claims Without Possession of Debt Securities.

All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607, be for the ratable benefit of the Holders.

SECTION 506.	Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest, if any, on the Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507.	Limitation on Suits.

No Holder of any Debt Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) an Event of Default shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee of such Event of Default and the continuance thereof;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.	Unconditional Right of Holders to Receive Principal (and Premium, if any) and Interest, if any.

Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any, on) and (subject to Section 306) interest, if any, on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Holder.

SECTION 509.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.	Control by Holders.

Subject to Section 603(e), the Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture;

(2) the Trustee need not take any action which might involve the Trustee in personal liability; and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.	Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities may, on behalf of the Holders of all the Debt Securities, waive any past default hereunder and its consequences, except:

(1) a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security; or

(2) a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.	Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall (subject to applicable laws) not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Debt Securities or to any suit instituted by any Holder of any Debt Security for the enforcement of the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security on or after the Stated Maturity (or, in the case of redemption or repurchase, on or after the Redemption Date or repurchase date).

SECTION 515.	Waiver of Stay or Extension Laws.

Each of the Issuer and each Guarantor hereby covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 516.	Judgment Currency.

If, for the propose of obtaining a judgment in any court with respect to any obligation of the Issuer and the Guarantors hereunder or under any Debt Security, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Debt Security, then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”). If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Issuer and the Guarantors agree to pay such additional amounts, if any, as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Debt Security. Any amount due from the Issuer and the Guarantors under this Section 516 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Debt Security. In no event, however, shall the Issuer and the Guarantors be required to pay more in the currency or currency unit due hereunder or under such Debt Security or coupon at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Debt Security or coupon so that in any event the Issuer and the Guarantor’s obligations hereunder or under such Debt Security or coupon will be effectively maintained as obligations in such currency or currency unit, and the Issuer and the Guarantors shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

ARTICLE SIX

THE TRUSTEE

SECTION 601.	Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities (or any lesser amount that may direct the Trustee in accordance with this Indenture), determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Agent be liable under or in connection with this Indenture, the Debt Securities or the Guarantees for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.	Notice of Default.

Within 90 days after any Responsible Officer obtains actual knowledge of the occurrence of any default hereunder, the Trustee shall give to Holders, in the manner set forth in Section 106, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders; and provided, further, that in the case of any default of the character specified in Section 501(2) no such notice to Holders shall be given until at least 60 days after the date of the notice referred to therein. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default. The Trustee shall not be deemed to have notice of any Event of Default with respect to the Debt Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture.

SECTION 603.	Certain Rights of Trustee.

Except as otherwise provided in Section 601:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer or either Guarantor mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order or Guarantor Request or Guarantor Order, as the case may be, and any resolution of the Board of Directors of the Issuer or either Guarantor may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to perform a reasonable examination of the books, records and premises of the Issuer or either Guarantor or all of them, personally or by agent or attorney;

(g) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in its capacity as Paying Agent, Transfer Agent and Securities Registrar hereunder, each Agent, and each agent, custodian and other Person employed to act hereunder;

(h) the Trustee may execute its powers hereunder or perform any duties hereunder either directly or by or through agents, experts, attorneys, custodians or nominees and the Trustee shall not be responsible or liable for any misconduct or negligence on the part or the supervision of any agent, expert, attorney, custodian or nominee appointed with due care by it hereunder; and

(i) the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

SECTION 604.	Not Responsible for Recitals or Issuance of Debt Securities.

The recitals contained herein and in the Debt Securities (except for the Certificate of Authentication) shall be taken as the statements of the Issuer or each of the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of any offering materials, this Indenture, the Debt Securities or of the Guarantees. The Trustee shall not be accountable for the use or application by the Issuer of the Debt Securities or the proceeds thereof.

SECTION 605.	May Hold Debt Securities.

The Trustee and any Agent or any other agent of the Issuer, any Guarantor, the Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to Sections 608 and 613, may otherwise deal with the Issuer and each Guarantor with the same rights it would have if it were not such Trustee, Paying Agent, Securities Registrar or such other agent.

SECTION 606.	Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or to invest any money received by it hereunder (and shall only be required to hold Government Obligations as contemplated by Article Four) except as otherwise agreed in writing with the Issuer or any of the Guarantors, as the case may be.

SECTION 607.	Compensation and Reimbursement.

Each of the Issuer and each of the Guarantors hereby agree, jointly and severally:

(1) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Issuer and the Trustee shall mutually agree upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, damage, cost, claim or reasonable expense incurred (including the reasonable compensation and the expenses and disbursements of its agents and counsel) without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuer and the Guarantors under this Section the Trustee shall have a lien prior to the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any, on) or interest, if any, on particular Debt Securities.

The obligations of the Issuer and the Guarantors and the rights of the Trustee under this Section 607 shall survive the resignation or removal of the Trustee, the payment in full of the Debt Securities, the satisfaction and discharge of this Indenture, and the termination hereof.

SECTION 608.	Disqualification; Conflicting Interests.

The Trustee for the Debt Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.	Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be:

(1) a corporation or other Person organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust power and subject to supervision or examination by Federal or State authority; or

(2) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and which shall have at all times a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in The City of New York, State of New York. If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. None of the Issuer, any Guarantor, any other obligor or any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, any Guarantor or any other obligor shall serve as Trustee for any of the Debt Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

SECTION 610.	Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer and each Guarantor. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Action of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities, delivered to the Trustee and to the Issuer and to each Guarantor.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 hereof after written request therefor by the Issuer or by any Guarantor or by any Holder who has been a bona fide Holder of a Debt Security for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or by any Guarantor or by any such Holder; or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(4) if an administrative or other receiver or an administrator or other similar official is appointed in relation to the Trustee or in relation to the whole or a material part of the assets of the Trustee, or an encumbrancer takes possession of the whole or a material part of the assets of the Trustee, or a distress or execution or other process is levied or enforced upon or sued out against the whole or a material part of the assets of the Trustee, or if the Trustee shall commence a voluntary case or proceeding under any applicable Bankruptcy Law, or any other case or proceeding to be adjudicated as bankrupt or insolvent, or the Trustee shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action;

then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debt Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Action of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities delivered to the Issuer and each Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and shall have accepted appointment in the manner required by Section 611, and if the Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Debt Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Debt Securities in the manner and to the extent provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

SECTION 611.	Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to each Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer, any Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, each of the Issuer and each of the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsection (a) of this Section.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.	Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case at that time any of the Debt Securities shall not have been authenticated, any successor Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases the certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have, provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debt Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 613.	Preferential Collection of Claims Against the Issuer and the Guarantors.

If and when the Trustee shall be or become a creditor of the Issuer or either of the Guarantors (or any other obligor), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or such Guarantor (or any such other obligor).

For the purposes of Section 311(b) of the Trust Indenture Act the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand and the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, ISSUER

AND GUARANTORS

SECTION 701.	Issuer and Guarantors to Furnish Trustee Names and Addresses of Holders.

The Issuer and each of the Guarantors will furnish or cause to be furnished to the Trustee and the Paying Agent:

(a) at least semi-annually and, if applicable, not more than 15 days after each Record Date, a list, in such form as the Trustee or Paying Agent, as the case may be, may reasonably require, containing all the information in the possession or control of the Issuer as to the names and addresses of the Holders as of such dates; and

(b) at such other times as the Trustee or Paying Agent may request in writing, within 30 days after the receipt by the Issuer or such Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list provided to the Trustee the names and addresses received by such Trustee in its capacity as Securities Registrar, if so acting.

SECTION 702.	Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent lists furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) If three or more Holders (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information provided to or furnished by the Trustee in accordance with Sections 701 and 702(a); or

(ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information provided to or furnished by the Trustee at the time in accordance with Sections 701 and 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to that information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information provided to or furnished by the Trustee in accordance with Sections 701 and 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Issuer, each of the Guarantors and the Trustee that none of the Issuer, either Guarantor, the Trustee, the Agents or any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.	Reports by Trustee.

(a) Within 60 days after May 15 of each year commencing with the year following the first issuance of Debt Securities, the Trustee shall transmit by mail to all Holders, in the manner and to the extent provided in the Trust Indenture Act, a brief report dated as of each such May 15 if required by the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each Stock Exchange (if any) on which the Debt Securities are listed, with the Commission and with the Issuer and each of the Guarantors. The Issuer will notify the Trustee if the Debt Securities become listed on or delisted from any Stock Exchange.

SECTION 704.	Reports by Issuer and Guarantors.

Each of the Issuer and each of the Guarantors will:

(1) file with the Trustee, within 15 days after the Issuer or such Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer or such Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer or such Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that no such supplementary and periodic information, documents and reports need to be filed by the Issuer if, pursuant to the rules and regulations of the Commission, it is exempt from such filing requirements by virtue of the existence of the Guarantees;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer or such Guarantor, or both, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail to all Holders, as provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer or such Guarantor, as the case may be, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or either Guarantor’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate) or any other agreement or document.

ARTICLE EIGHT

CONSOLIDATION, MERGER, AMALGAMATION, SALE,

LEASE OR CONVEYANCE OF ASSETS

SECTION 801.	Issuer or Guarantors May Consolidate, Etc., Only on Certain Terms.

So long as any Debt Security remains Outstanding, neither the Issuer nor either of the Guarantors will, directly or indirectly, consolidate, merge or amalgamate with, or sell, lease or otherwise dispose of substantially all its assets to any other Person unless:

(1) no Event of Default and no event which, after the giving of notice or lapse of time or both, would become an Event of Default, shall exist immediately before and immediately after such transaction;

(2) (i) the Issuer or such Guarantor, as the case may be, is the survivor of such transaction or, (ii) if the Issuer or such Guarantor, as the case may be, is not the survivor, the survivor is (a) in the case of a transaction involving the Issuer, a Component Company, all of whose voting stock is directly or indirectly owned by the Guarantors and which is incorporated and existing under the laws of the United States or one of the States thereof and such Component Company expressly assumes, by a supplemental indenture that is executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the Issuer’s obligations under the Debt Securities, or (b) in the case of a transaction involving either of the Guarantors, a corporation or other Person which expressly assumes, by a supplemental indenture that is executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, with any amendment or revisions necessary to take account of the jurisdiction in which any such corporation or other Person is organized (if other than the United Kingdom, in the case of Reed Elsevier PLC, or The Netherlands, in the case of Reed Elsevier NV), such Guarantor’s obligations under its Guarantee; and

(3) the Issuer or such Guarantor, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, amalgamation, sale, lease or conveyance and, if applicable, such supplemental indenture evidencing the assumption by such Component Company or such corporation or other Person, as the case may be, comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

SECTION 802.	Successor Corporation Substituted.

Upon any such consolidation, amalgamation or merger, or any such conveyance, transfer or lease, the successor corporation or Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor subsidiary or Person has been named as the Issuer or such Guarantor, as the case may be, hereunder, and thereafter, except in the case of a lease, the predecessor obligor shall be relieved of all obligations and covenants under this Indenture, the Debt Securities or the related Guarantees, as the case may be.

SECTION 803.	Assumption of Obligations.

The Guarantors may cause any Component Company wholly owned by the Guarantors which is a corporation organized and existing under the laws of the United States or one of the States thereof to be substituted for the Issuer, and to assume the obligations of the Issuer (or any corporation which shall have previously assumed the obligations of the Issuer) for the due and punctual payment of the principal of (and, premium, if any, on) and interest, if any, on the Debt Securities and the performance of every covenant of this Indenture and the Debt Securities on the part of the Issuer to be performed or observed, provided, that:

(1) such Component Company shall expressly assume such obligations by a supplemental indenture, executed by such Component Company and delivered to the Trustee, in form reasonably satisfactory to the Trustee, and each Guarantor shall, in such supplemental indenture, confirm that its Guarantees as Guarantor shall apply to such Component Company’s obligations under the Debt Securities and this Indenture, as so modified by such supplemental indenture; and

(2) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Upon any such assumption, such Component Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with respect to the Debt Securities with the same effect as if such Component Company had been named as the “Issuer” under this Indenture, and the former Issuer, or any successor corporation which shall therefore have become the Issuer in the manner prescribed in this Indenture, shall be released from all liability as obligor upon the Debt Securities.

SECTION 804.	Limitations on Liens

The Guarantors will not, nor will they permit any Restricted Company to, create or assume after the Issue Date any Lien securing Indebtedness other than:

(1) Liens securing Indebtedness for which either of the Guarantors or any Restricted Company is contractually obligated on the Issue Date;

(2) Liens securing Indebtedness incurred in the ordinary course of business of either of the Guarantors or any Restricted Company;

(3) Liens securing Indebtedness incurred in connection with the financing of receivables of either of the Guarantors or any Restricted Company;

(4) Liens on Property acquired or leased after the Issue Date securing Indebtedness in amounts not exceeding the acquisition cost of such Property (provided that any such Lien is created or assumed within 360 days after such acquisition or lease);

(5) in the case of real estate owned on or acquired after the Issue Date which, on or after the date hereof, is improved, Liens on such real estate and/or improvements securing Indebtedness in amounts not exceeding the cost of such improvements;

(6) Liens on Property acquired after the Issue Date hereof securing Indebtedness existing on such Property at the time of such acquisition (provided that no such Lien shall have been created or assumed in contemplation of such acquisition);

(7) Liens securing Indebtedness of a corporation at the time it becomes a subsidiary of a Component Company (provided that no such Lien shall have been created or assumed in contemplation of such corporation becoming a subsidiary of a Component Company);

(8) rights of set-off over deposits of either of the Guarantors or any Restricted Company held by financial institutions;

(9) Liens on Property of either of the Guarantors or any Restricted Company in favor of any governmental authority of any jurisdiction securing the obligation of such Guarantor or such Restricted Company pursuant to any contract or payment owed to such entity pursuant to applicable laws, regulations or statutes;

(10) Liens securing industrial revenue, development or similar bonds issued by or for the benefit of either of the Guarantors or any Restricted Company, provided that such industrial revenue, development or similar bonds are nonrecourse to such Guarantor or such Restricted Company;

(11) Liens in favor of either of the Guarantors or of any other Component Company, and;

(12) extensions, renewals, refinancings or replacements of any Liens referred to above, provided that the outstanding principal amount of the obligation secured thereby at any time is not increased above the outstanding principal amount at any previous time and so long as any such extension, renewal, refinancing or replacement is limited to the property originally encumbered thereby.

Notwithstanding the provisions set forth in the previous paragraph, either of the Guarantors or any Restricted Company may create or assume any Lien securing Indebtedness which would otherwise be subject to the foregoing restrictions provided that either (i) after giving effect thereto Indebtedness secured by such Liens (not including Indebtedness secured by Liens permitted in the previous paragraph) then outstanding does not exceed 15 percent of Adjusted Total of Capital and Reserves or (ii) at the time such Lien is created or assumed the Debt Securities or the obligations of such Guarantor which has created or assumed, or the obligations of both Guarantors if the Lien is created or assumed by a Restricted Company, such Lien pursuant to its Guarantees are equally and ratably secured with such Indebtedness for so long as such Indebtedness is so secured.

SECTION 805.	Limitation on Sale and Leaseback Transactions

The Guarantors will not, and will not cause or permit any Restricted Company to, engage in any sale and leaseback transaction (other than a sale and leaseback transaction involving any property acquired after the date hereof) unless:

(1) either of the Guarantors or any Restricted Company would be entitled (other than pursuant to the exceptions described in clauses (1) through (12) of the first paragraph under Section 804 above) to secure Indebtedness equal to the amount realized upon the sale or transfer involved in such transaction without securing the Debt Securities or the Guarantees, or

(2) an amount equal to the fair value as determined in good faith by the Board of Directors of such Guarantor or such Restricted Company, as the case may be, of the leased property is applied or definitively committed within 360 days of the effective date of any such sale and leaseback transaction to (i) the acquisition or construction of property other than current assets, (ii) the repayment of the Debt Securities pursuant to their terms or (iii) the repayment of Indebtedness of such Guarantor or any Restricted Company (other than Indebtedness owed to such Guarantor or to any other Component Company and other than Indebtedness the payment of principal of or interest on which is contractually subordinated to the prior payment of principal of or interest on the Debt Securities).

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Debt Securities, the Issuer, when authorized by a Board Resolution, each Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Issuer or another Person to either Guarantor, and the assumption by any such successor of the covenants of the Issuer or such Guarantor herein and contained in the Debt Securities or the Guarantees; or

(2) to add to the covenants of the Issuer or either Guarantor, for the benefit of the Holders, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the Debt Securities or otherwise secure the Debt Securities or to surrender any right or power herein conferred upon the Issuer or either Guarantor; or

(3) to add any additional Events of Default; provided that any such additional Event of Default would not cause the Debt Securities to be in default immediately upon any such addition; or

(4) to change or eliminate any restrictions on the payment of principal of or any premium or interest on Debt Securities, or to provide (subject to applicable laws) for the issuance of uncertificated Debt Securities in addition to or in place of any certificated Debt Securities and to make all appropriate changes for such purposes; provided, however, that any such action shall not adversely affect the interests of the Holders in any material respect; or

(5) [Reserved.]; or

(6) to evidence and provide for the acceptance of appointment hereunder of a Trustee, other than The Bank of New York Mellon, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(7) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Debt Securities, as herein set forth, with such other conditions, limitations and restrictions thereafter to be observed; or

(8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the satisfaction and discharge of the Debt Securities pursuant to Section 401; provided, however, that any such action shall not adversely affect the interests of the Holders in any material respect; or

(9) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act or any rules and regulations of the Commission; or

(10) to cure any ambiguity or defect, to correct or amend or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, that any such action shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.	Supplemental Indentures With Consent of Holders.

The Issuer, when authorized by a Board Resolution, each Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders, but only with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities, in each case by Action of said Holders delivered to the Issuer, each Guarantor and the Trustee; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium or principal payable upon the redemption thereof, or change any obligation of the Issuer or either Guarantor to pay additional amounts thereon (except as contemplated by Section 801(1) and permitted by Section 901(1)) or change any Place of Payment where any Debt Security or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the Redemption Date); or

(2) reduce the percentage in aggregate principal amount of the Outstanding Debt Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3) change any obligation of the Issuer and each Guarantor to maintain an office or agency in the places and for the purposes specified in Section 1002; or

(4) modify any of the provisions of this Section or Sections 513, 804 or 805 or 1007, except to increase any specified percentage in aggregate principal amount required for any actions by Holders or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Sections 513, 804 or 805 or 1007, or the deletion of this proviso, in accordance with the requirements of Sections 609 and 901(6); or

(5) change in any manner adverse to the interests of the Holders of any Outstanding Debt Securities the terms and conditions of the obligations of each Guarantor in respect of the due and punctual payment of the principal thereof (and premium, if any, thereon) and interest, if any, thereon or any additional amount provided in respect thereof.

It shall not be necessary for any Action of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Action shall approve the substance thereof.

SECTION 903.	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions set forth in this Indenture to the execution of such supplemental indenture have been satisfied. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 901(6) or (10)) be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise.

SECTION 904.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.	Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.	Reference in Debt Securities to Supplemental Indentures.

Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If each of the Issuer and each Guarantor shall so determine, new Debt Securities so modified as to conform, in the opinion of the Trustee and the Boards of Directors of the Issuer and each Guarantor, to any such supplemental indenture may be prepared and executed by the Issuer, the Guarantees endorsed thereon may be executed by each Guarantor and such Debt Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities.

SECTION 907.	Notice of Supplemental Indentures.

Promptly after the execution by the Issuer, the Guarantors and the Trustee of any supplemental indenture pursuant to this Article, the Issuer shall give notice thereof to the Holders of each Outstanding Debt Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001.	Payment of Principal (and Premium, if any) and Interest, if any.

(a) The Issuer agrees, for the benefit of the Holders, that it will duly and punctually pay the principal of (and premium, if any, on) and interest (including any additional amounts payable in accordance with the terms of any such Debt Securities and this Indenture) on the Debt Securities in accordance with the terms of the Debt Securities and this Indenture.

Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Trustee or the Paying Agent, if other than the Issuer or the Guarantor, holds by 10:00 A.M. (New York City time) on the relevant payment date, U.S. dollars deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due. The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and amounts set forth in the Debt Securities.

(b) In the event the Issuer is required to pay Additional Interest pursuant to any Registration Rights Agreement, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of Additional Interest to be paid by the Issuer. Neither the Trustee nor any Agent shall at any time be under any duty or responsibility to the Issuer, any Holders or any other Person to determine whether such Additional Interest is payable or the amount thereof.

SECTION 1002.	Maintenance of Office or Agency.

The Issuer will maintain in The City of New York, and in each Place of Payment, an office or agency where Debt Securities may be presented or surrendered for payment, and an office or agency where Debt Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer with respect to the Debt Securities, the Guarantees and this Indenture (other than the type contemplated by Section 116) may be served. The Issuer will give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations (to the extent permitted by law) and surrenders and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as each of their agent to receive all such presentations, surrenders, notices and demands.

Each of the Issuer and each of the Guarantor may also from time to time designate one or more other offices or agencies (in or outside a Place of Payment) where the Debt Securities may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer or each Guarantor of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Issuer and each Guarantor will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such office or agency.

SECTION 1003.	Money for Debt Securities Payments to Be Held in Trust.

If the Issuer or either Guarantor shall at any time act as its own Paying Agent, it will, by 10:00 A.M. (New York City time) on or before each due date of the principal of (or premium, if any, on) or interest on the Debt Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in U.S. dollars sufficient to pay the principal (and premium, if any) and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer and any Guarantor shall have one or more Paying Agents for the Debt Securities, it shall, by 10:00 A.M. (New York City time) on or before each due date of the principal of (or premium, if any, on) or interest, if any, on any such Debt Securities, deposit with a Paying Agent a sum in U.S. dollars sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.

The Issuer will cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (or premium, if any, on) or interest on the Debt Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Debt Securities) in the making of any payment of principal of (and premium, if any, on) and interest on the Debt Securities; and

(3) at any time during the continuation of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

All monies paid by the Issuer or either Guarantor, as the case may be, to the Trustee or the Paying Agent, or then held by the Issuer or either Guarantor, in trust for the payment of the principal of (and premium, if any, on) and interest on any Debt Security or in respect of any additional payments thereon which remain unclaimed at the end of two years after such principal (and premium, if any) and interest or additional payments shall have become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Issuer or such Guarantor, as the case may be, on Issuer Request or Guarantor Request, as the case may be, or (if then held by the Issuer or such Guarantor) shall be discharged from such trust; and the Holder of such Debt Security will, thereafter, as an unsecured general creditor, look only to the Issuer (or to each Guarantor pursuant to its Guarantees) for payment thereof, and all liability of the Trustee or the Paying

Agent with respect to such trust money, and all liability of the Issuer or such Guarantor, as trustee thereof, shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment may give notice to the Holder of such Debt Security in the manner set forth in Section 106 that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Issuer or such Guarantor, as the case may be; provided, further, that the Trustee or the Paying Agent shall give written notice of any such unclaimed amounts to the Issuer and such Guarantor within 30 days after the end of such two year period.

SECTION 1004.	Statements as to Compliance.

Each of the Issuer and each Guarantor will deliver to the Trustee, within six months after the end of each of their respective fiscal years (ending December 31 of each year) ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer or such Guarantor, as the case may be) stating whether or not, to the knowledge of such officers, after due investigation, the Issuer or such Guarantor, as the case may be, has complied with all conditions and covenants and fulfilled all of its obligations under this Indenture during such year and, if such officers have obtained knowledge of any default, specifying all such defaults and the nature thereof of which such officers may have knowledge and whether any such default is continuing or not.

For purposes of this Section, such compliance or fulfillment shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 1005.	Corporate Existence.

Subject to Article Eight, each of the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existences.

SECTION 1006.	Ownership of the Issuer.

The Guarantors will, either individually or together, at all times own, directly or indirectly, all of the voting stock of the Issuer.

SECTION 1007.	Waiver of Certain Covenants.

Each of the Issuer and each Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Sections 801, 804, 805, 1002, 1005 and 1006, if before or after the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities shall, in each case by Action of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and such Guarantor and the duties of the Trustee and the Paying Agent with respect to any such covenant or condition shall remain in full force and effect.

SECTION 1008.	Payment of Additional Amounts.

All payments of principal, premium (if any) and interest in respect of the Debt Securities or the Guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

If withholding or deduction is required by law, then the Issuer or either Guarantor, as the case may be, will pay to the Holder of any Debt Security additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that Debt Security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which the Issuer or either Guarantor, as the case may be, is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by the Issuer or either Guarantor, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in any Debt Security to be then due and payable; provided, however, that the Issuer or either Guarantor, as the case may be, will not be required to make any payment of additional amounts for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to which such Debt Security or any amount payable thereon is attributable for the purpose of such tax, assessment or charge) and a Relevant Taxing Jurisdiction, including without limitation, that Holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or Person other than the Holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction, being or having been present or engaged in trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction or (ii) the presentation of a Debt Security (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later, except to the extent that the Holder would have been entitled to additional amounts on presenting such Debt Security for payment on or before such thirtieth day;

(b) any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature:

(c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by that Holder or any other Person mentioned in (a) above to comply with a request of the Issuer or either Guarantor, as the case may be, addressed to that Holder or that other Person to provide information concerning the nationality, residence or identity of that Holder or that other Person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is, in either case, required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

(d) any tax, assessment or other governmental charge imposed by reason of such Holder’s past or present status as a passive foreign investment company, controlled foreign corporation, or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

(e) any tax, assessment or other governmental charge imposed on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Issuer or (ii) a controlled foreign corporation related to the Issuer within the meaning of Section 864(d)(4) of the Code;

(f) any tax, assessment or other governmental charge imposed pursuant to the provisions of Sections 1471 through 1474 of the Code;

(g) any tax, assessment or other governmental charge that is imposed on a payment to an individual resident of a member state of the European Union and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law (whether of a member state of the European Union or a non-member state) implementing or complying with, or introduced to conform to, any such directive;

(h) any Debt Security that is presented for payment by or on behalf of an individual resident of a member state of the European Union who would be able to avoid any withholding or deduction by presenting the relevant Debt Security to another Paying Agent in a member state of the European Union; or

(i) any combination of items (a) through (h) above,

nor will additional amounts be paid with respect to (i) any tax, assessment or governmental charge that is payable other than by deduction or withholding from payments on the Debt Securities or (ii) any payment to any Holder which is a fiduciary or a partnership or other than the sole beneficial owner of such Debt Security to the extent a beneficiary or settlor with respect to such fiduciary or a member of that partnership or the beneficial owner would not have been entitled to such additional amounts had it been the Holder of such Debt Security.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in the terms of such Debt Security and this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

At least 10 days prior to the first Interest Payment Date, and at least 10 days prior to each date of payment of principal (and premium, if any) and interest if there has been any change with respect to the payment of additional amounts as provided by this Section 1008 with respect to the matters set forth in the below-mentioned Officers’ Certificate, each of the Issuer or each Guarantor, as the case may be, will furnish the Trustee and the Paying Agent with an Officers’ Certificate instructing the Trustee and the Paying Agent whether such payment of principal of (and premium, if any, on) and interest on the Debt Securities shall be made to Holders without withholding for or on account of any tax, assessment or other governmental charge in respect of which, in each case, additional amounts are payable pursuant to this Section 1008 as referred to above or described in the Debt Securities. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Debt Securities and each of the Issuer or each Guarantor, as the case may be, will remit such withholding to the relevant taxing authority and pay to the Trustee or the Paying Agent such additional amounts as may be required pursuant to the terms of this Indenture. Each of the Issuer or each Guarantor, as the case may be, covenants to indemnify the Trustee and the Paying Agent for, and to hold each of them harmless against, any loss, liability, damage, cost, claim or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 1008 or the failure to provide any such Officers’ Certificate. The obligations contained in the immediately preceding sentence of the Issuer and each Guarantor shall survive payment of all of the Debt Securities, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or any Paying Agent.

SECTION 1009.	Offer to Repurchase Upon Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its right to redeem the Debt Securities, the Issuer shall be required to make an offer to repurchase all, or, at the option of a Holder, any part (equal to $2,000 or a multiple of $1,000 in excess thereof), of each Holder’s Debt Securities pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Issuer shall offer payment in cash equal to 101% of the aggregate principal amount of the Debt Securities repurchased plus accrued and unpaid interest, if any, on such Debt Securities repurchased, to the date of purchase (the “Change of Control Payment”). The Issuer shall provide the Trustee with written notification upon the occurrence of any Change of Control Triggering Event.

Within 30 days following any Change of Control Triggering Event or, at the option of the Issuer, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer shall give written notice to the Holders, with a copy to the Trustee:

(a) describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event;

(b) offering to repurchase all Debt Securities tendered;

(c) setting forth the payment date for the repurchase of the Debt Securities, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”);

(d) if given prior to the date of consummation of the Change of Control, stating that the Change of Control Offer is conditioned on a Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(e) disclosing that any Debt Security not tendered for repurchase will continue to accrue interest; and

(f) specifying the procedures for tendering Debt Securities.

On the Business Day immediately preceding the Change of Control Payment Date, the Issuer, to the extent lawful, shall deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debt Securities or portions of Debt Securities properly tendered.

On the Change of Control Payment Date, the Issuer, to the extent lawful, shall:

(a) accept for payment all Debt Securities or portions of Debt Securities properly tendered pursuant to the Change of Control Offer; and

(b) deliver or cause to be delivered to the Trustee the Debt Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Debt Securities or portions of Debt Securities being purchased by the Issuer.

The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Debt Securities properly tendered and not withdrawn under its offer.

If 80% or more in nominal amount of the Debt Securities then Outstanding have been redeemed or purchased pursuant to a Change of Control Offer, the Issuer may, on not less than 30 or more than 60 days’ notice to the Holders of the Debt Securities given within 30 days after the Change of Control Payment Date, redeem or purchase (or procure the purchase of), at its option, the remaining Outstanding Debt Securities in their entirety at 101% of their principal amount plus interest accrued to but excluding the date of such redemption or purchase in accordance with Article Eleven.

ARTICLE ELEVEN

REDEMPTION OF DEBT SECURITIES

SECTION 1101.	Optional Redemption.

The Debt Securities will be subject to redemption at the option of the Issuer or the Guarantors, as the case may be, in whole or in part, at any time or from time to time, upon notice in accordance with Section 1105, on the terms and at the redemption prices set forth under the caption “Optional Redemption” on the reverse of the form of Debt Security, plus accrued and unpaid interest thereon (if any) to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

SECTION 1102.	Applicability of This Article.

This Article shall govern any redemption of the Debt Securities pursuant to Section 1101, 1109 or the last paragraph of Section 1009.

SECTION 1103.	Election to Redeem; Notice to Trustee.

The election of the Issuer or the Guarantors, as the case may be, to redeem any Debt Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuer or the Guarantors, as the case may be, of less than all of the Debt Securities, the Issuer or the Guarantors, as the case may be, shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee by Issuer Request or Guarantor Request, as applicable, of such Redemption Date and of the principal amount of Debt Securities to be redeemed. Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein.

SECTION 1104.	Selection of Debt Securities to Be Redeemed.

If less than all the Debt Securities are to be redeemed, the particular Debt Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities not previously called for redemption, in compliance with the requirements of the Stock Exchange, if any, on which the Debt Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot, by such other method as the Trustee or as required by the applicable Depositary (with respect to Global Securities) shall approve and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities, or any integral multiple thereof) of the principal amount of Debt Securities.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Securities which has been or is to be redeemed.

SECTION 1105.	Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106 not later than the thirtieth day and not earlier than the sixtieth day (or, in the case of partial redemptions, the forty-fifth day) prior to the Redemption Date, to each Holder of Debt Securities to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) if less than all Outstanding Debt Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(5) the place or places where such Debt Securities are to be surrendered for payment of the Redemption Price; and

(6) the CUSIP number or numbers, if any, with respect to such Debt Securities.

Notice of redemption of Debt Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request setting forth the information to be included in the notice of redemption delivered no later than 45 days prior to the Redemption Date, by the Trustee in the name and at the expense of the Issuer.

SECTION 1106.	Deposit of Redemption Price.

On or prior to any Redemption Date, the Issuer or either Guarantor shall deposit with the Paying Agent (or, if the Issuer or such Guarantor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in U.S. dollars sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Debt Securities which are to be redeemed on that date.

SECTION 1107.	Debt Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price calculated by the Issuer and notified to the Trustee in writing therein specified and from and after such date (unless the Issuer and each of the Guarantors shall default in the payment of the Redemption Price) such Debt Securities shall cease to bear interest. Upon surrender of such Debt Security for redemption in accordance with said notice, such Debt Security or specified portions thereof shall be paid by the Issuer at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306.

If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Debt Security.

SECTION 1108.	Securities Redeemed in Part.

Any Debt Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Issuer or the Securities Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Securities Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security, without service charge, a new Debt Security or Debt Securities, of any authorized denomination as requested by such Holder, having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered, each having endorsed thereon the Guarantees executed by each of the Guarantors; except that, if a Global Security is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security of like tenor in a denomination equal to and in exchange for the unredeemed portion of the principal amount of the Global Security so surrendered.

SECTION 1109.	Tax Redemption.

(a) The Debt Securities may be redeemed, at the option of the Issuer, as a whole, but not in part, at 100 percent of the principal amount thereof (and premium, if any, thereon), together with accrued but unpaid interest, if any, thereon to the Redemption Date if, as a result of any change in, or amendment to, the laws, regulations or rulings of a Relevant Taxing Jurisdiction, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date, the Issuer or either Guarantor, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the Debt Securities, be obligated, in making such payment itself, to pay additional amounts pursuant to Section 1008 and such obligation cannot be avoided by the Issuer or either Guarantor, individually or together, as the case may be, taking reasonable measures available to them.

(b) The Debt Securities may also be redeemed, at the option of the Issuer, as a whole upon notice as described below, at the Special Redemption Price (as defined below), if, as a result of any change in, or amendment to, the Code or any regulation or ruling thereunder or in the official interpretation thereof, which change or amendment is enacted or adopted and becomes effective on or after the Issue Date, the deductibility of interest payments on the Debt Securities or the timing thereof would be affected in any manner which is then adverse to the Issuer and such effect cannot be avoided by the Issuer or either Guarantor, individually or together, taking reasonable measures available to them. The “Special Redemption Price” will equal the principal amount of the Debt Security to be redeemed, plus accrued but unpaid interest thereon to the Redemption Date, plus the Redemption Premium. The “Redemption Premium” at any time with respect to any Debt Security means the amount (but not less than zero) obtained by subtracting (x) the aggregate amount of the principal being redeemed on such Redemption Date with respect to such Debt Security, from (y) the sum of the Present Values on the Redemption Date of (a) the aggregate amount of principal being so redeemed (assuming such principal were paid at Stated Maturity) and (b) each amount of interest which would have been payable on the amount of such principal being redeemed (assuming such principal were paid at Stated Maturity and interest payments pursuant to the terms of the Debt Securities were paid when due). “Present Value”, for any amount of principal or interest, shall be computed on a semiannual basis at a discount rate equal to the Treasury Yield. The “Treasury Yield” shall be determined by reference to the most recent Federal Reserve Statistical Release H.15 (519), Selected Interest Rates, or any successor publication (“H.15 (519)”) which has become available prior to the Redemption Date (or, if H.15 (519) is no longer published, any publicly available source of similar market data), and shall be the most recent yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to, in the case of principal, the time (the “time to maturity”) between the Redemption Date and the date such principal payment would otherwise have become due, and in the case of interest which would have been payable on the amount of such principal being redeemed, the then remaining weighted average life to maturity of such interest payments. If the time to maturity or the weighted average life to maturity of such interest payments (so computed), as the case may be, is not equal to the constant maturity of a U.S. Treasury security for which a yield is given, the Treasury Yield shall be obtained by a linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of U.S. Treasury securities for which such yields are given, except that if the weighted average life to maturity (so computed) is less than one year, the yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

(c) Prior to the giving of any notice of redemption of the Debt Securities pursuant to Section 1109, the Issuer shall deliver to the Trustee an Opinion of Counsel to the Issuer and the Guarantors stating that the Issuer is entitled to effect such redemption, together with an Officers’ Certificate of the Issuer and each of the Guarantors setting forth a statement of facts showing that the conditions precedent, if any, to the right so to redeem have occurred.

ARTICLE TWELVE

GUARANTEES

SECTION 1201.	Guarantees.

Subject to the provisions of this Article Twelve, each of the Guarantors hereby jointly and severally unconditionally and irrevocably guarantees to each Holder of a Debt Security authenticated and delivered by the Trustee, and to the Trustee, the due and punctual payment of the principal of (and premium, if any, on) and interest on each such Debt Security (including any additional amounts payable in accordance with the terms of such Debt Security and this Indenture), whether at the Stated Maturity, by declaration of acceleration, call for redemption, request for redemption, repurchase at the option of the Holder or otherwise, in accordance with the terms of such Debt Security and of this Indenture and all other amounts due and owing under this Indenture. In case of the failure of the Issuer punctually to make any such payment of principal (or premium, if any) or interest (including any additional amounts as referred to above), each of the Guarantors hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment or any other amount due and owing under this Indenture at the option of the Holder or otherwise, and as if such payment were made by the Issuer. Each Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Guarantee.

Each of the Guarantors hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any Debt Security or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of such Debt Security or by the Trustee or the Paying Agent with respect to any provisions thereof or of this Indenture, any release of any other guarantor, the recovery of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any Guarantor. Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Debt Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its Guarantees will not be discharged except by complete performance of all of the obligations of such Guarantor contained in this Indenture and the Debt Securities and in such Guarantees. If the Trustee or the Holder of any Debt Security is required by any court or otherwise to return (and does so return) to the Issuer or to any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Debt Security, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition extant under any applicable Bankruptcy Law preventing such acceleration in respect of the obligations guaranteed hereby.

The Guarantees of each Guarantor constitute direct, unconditional, unsubordinated and (except as provided by Sections 804 and 805) unsecured obligations of such Guarantor without preference among themselves and will rank at least equally with all other unsecured and unsubordinated obligations of such Guarantor (including unsecured and unsubordinated guarantees by such Guarantor of Indebtedness of others), subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors’ rights. Each of the Guarantors hereby agrees that its obligations hereunder may be enforced against either of the Guarantors, in the event of a default in payment with respect to the Debt Securities by the Issuer, without making prior demand upon or seeking to enforce remedies against the Issuer, the other Guarantor or other persons.

Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of the Guarantees of this Indenture; provided, however, that no Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any, on) and interest, if any, on all Debt Securities (including any additional amounts as referred to above) issued hereunder shall have been paid in full.

SECTION 1202.	Execution and Delivery of Guarantees.

To evidence the Guarantees set forth in Section 1201, each Guarantor hereby agrees to execute a Notation of its Guarantee, in a form established pursuant to Section 202, to be endorsed on each Debt Security authenticated and delivered by the Trustee. The Guarantees shall be executed on behalf of each Guarantor by any one of its directors. The signature on such Guarantees may be manual or facsimile.

Any Guarantees bearing the manual or facsimile signature of an individual who was at the time of signature the proper director of any Guarantor shall bind such Guarantor, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of the Debt Securities upon which any such Guarantees are endorsed or did not hold such office at the date of such Debt Securities.

The delivery of any Debt Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Notation of Guarantee endorsed thereon on behalf of each Guarantor. Each Guarantor hereby agrees that its Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse on each Debt Security a Notation of such Guarantee.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture dated October 16, 2012 to be duly executed, all as of the 16th day of October, 2012.

REED ELSEVIER CAPITAL INC.,
as Issuer

By	/s/ Kenneth Fogarty
	Name:	Kenneth Fogarty
	Title:	President, Treasurer and Assistant Secretary

REED ELSEVIER PLC, as Guarantor

By	/s/ Alan McCulloch
	Name:	Alan McCulloch
	Title:	Head of Secretariat

REED ELSEVIER NV, as Guarantor

By	/s/ Jans van der Woude
	Name:	Jans van der Woude
	Title:	Secretary

THE BANK OF NEW YORK MELLON,
as Trustee, Paying Agent, Transfer Agent and Securities Registrar

By	/s/ Erika Walker
	Name:	Erika Walker
	Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO DEBT SECURITIES

Section 1.1      Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Debt Security, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Debt Security is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the date on which the Debt Security is issued pursuant to the Private Exchange Offers, as notified by the Issuer to the Trustee in writing upon the Trustee’s request.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear system Clearance System or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Private Exchange Offers” means the private offers to exchange up to $600 million aggregate principal amount of the Debt Securities and cash for the Issuer’s outstanding 7.750% Notes due 2014 and outstanding 8.625% Notes due 2019.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Issuer and each of the Guarantors in connection with the offer and sale of Initial Securities or Additional Securities pursuant to the relevant Registration Rights Agreement.

“Unrestricted Global Security” means any Debt Security in global form that does not bear or is not required to bear the Restricted Securities Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Securities Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Securities Legend”	2.2(e)
“Regulation S Global Security”	2.1(b)
“Regulation S Securities”	2.1(a)
“Restricted Securities Legend”	2.2(e)
“Rule 144A Global Security”	2.1(b)
“Rule 144A Securities”	2.1(a)

Section 2.1      Form and Dating

(a) The Initial Securities issued on the Issue Date shall be (i) offered and sold by the Issuer to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Securities”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Securities”). Additional Securities may also be considered to be Rule 144A Securities or Regulation S Securities, as applicable.

(b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more Global Securities, numbered RS-1 upward (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Debt Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. Each Global Security shall represent such of the outstanding Debt Securities as shall be specified in the “Schedule of Transfers and Increases of Decreases in Global Security” attached thereto and each shall provide that it shall represent the aggregate principal amount of Debt Securities from time to time endorsed thereon and that the aggregate principal amount of Outstanding Debt Securities represented thereby may from time to time be reduced or increased, as applicable, to reflect transfers, exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debt

Securities represented thereby shall be made by the Trustee, or at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 304 of the Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 302 of the Indenture and pursuant to an Issuer Order, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Guarantors, the Trustee, each Agent and any of their respective agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d) Definitive Securities. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

Section 2.2      Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Securities Registrar or a co-registrar with a request:

(i) to register the transfer of such Definitive Securities; or

(ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Securities Registrar or a co-registrar shall register the transfer or make the exchange as requested if the requirements set forth herein are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Securities Registrar or a co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) if such Definitive Securities bear a Restricted Securities Legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Securities Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in the form set forth on the reverse of the Debt Security; or

(B) if such Definitive Securities are being transferred to the Issuer, a certification to that effect in the form set forth on the reverse of the Debt Security; or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect in the form set forth on the reverse of the Debt Security and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.2(e)(i)

(b) Restrictions on Transfer or Exchange of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be transferred or exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Securities Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Debt Securities for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Trustee to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Debt Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Security and cause, or direct the Trustee to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Debt Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be transferred or exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If the applicable Global Security is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon an Issuer Order, a new applicable Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security, or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Securities Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Securities Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Security may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Securities.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Security to a transferee who takes delivery of such interest through another Transfer Restricted Global Security shall be made in accordance with the Applicable Procedures and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Debt Security in Exhibit 1 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested by the Issuer pursuant thereto.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream, as participants in DTC, in accordance with the Applicable Procedures. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through a

Rule 144A Global Security shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Debt Security in Exhibit 1 for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Security may be exchanged for beneficial interests in an Unrestricted Global Security upon receipt by the Trustee of a written certification from the owner of the beneficial interest to be exchanged in the form provided on the reverse side of the Debt Security in Exhibit 1 for an exchange from a Regulation S Global Security to an Unrestricted Global Security.

(iv) Beneficial interests in a Transfer Restricted Debt Security that is a Rule 144A Global Security may be exchanged for beneficial interests in an Unrestricted Global Security upon receipt by the Trustee of a written certification from the owner of the beneficial interest to be exchanged in the form provided on the reverse side of the Debt Security in Exhibit 1 for an exchange from a Rule 144A Global Security to an Unrestricted Global Security.

(v) If no Unrestricted Global Security is Outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Issuer Order, a new Unrestricted Global Security in the aggregate principal amount specified in such Issuer Order.

(e) Legends.

(i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Debt Security certificate evidencing the Global Securities and the Definitive Securities (and all Debt Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially one of the two following forms (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Securities Legend”):

For Transfer Restricted Securities (other than Regulation S Securities):

“NEITHER THIS DEBT SECURITY NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS DEBT SECURITY NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO REED ELSEVIER PLC, REED ELSEVIER NV OR ONE OF ITS OR THEIR SUBSIDIARIES, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR

THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS DEBT SECURITY, REED ELSEVIER PLC OR REED ELSEVIER NV MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS REASONABLE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE FOREGOING RESTRICTIONS), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS LEGEND MAY ONLY BE REMOVED WITH THE CONSENT OF REED ELSEVIER PLC, REED ELSEVIER NV OR REED ELSEVIER CAPITAL INC.”

For Transfer Restricted Securities that are Regulation S Securities:

“NEITHER THIS DEBT SECURITY NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER MAY BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTE OR BENEFICIAL INTEREST IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF 40 DAYS FROM THE EARLIER OF (I) THE DATE ON WHICH THE PRIVATE EXCHANGE OFFERS (AS DEFINED IN THE INDENTURE) IS TERMINATED AND (II) THE DATE ON WHICH DEBT SECURITIES ARE ISSUED PURSUANT TO THE PRIVATE EXCHANGE OFFERS.”

Each Definitive Security shall bear the following additional legend (“Definitive Securities Legend”):

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITIES REGISTRAR AND TRANSFER

AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Global Security shall bear the following additional legend (“Global Securities Legend”):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST ISSUER, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Securities Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the Restricted Securities Legend and the Definitive Securities Legend if the Holder certifies in writing to the Securities Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Debt Security in Exhibit I) and provides such legal opinions, certifications and other information as the Issuer may reasonably request.

(iii) Upon the sale or transfer of any Initial Securities or Additional Securities during the period of the effectiveness of a Shelf Registration Statement, as notified by the Issuer to the Trustee in writing, with respect to such Initial Securities or Additional Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or Additional Securities shall cease to apply and the requirements that any such Initial Securities or Additional Securities be issued in global form shall continue to apply.

(iv) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Debt Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Securities Registrar (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Securities Registrar or the Securities Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Debt Securities.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Securities Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to the Indenture).

(iii) Prior to the due presentation of a Debt Security for registration of transfer, the Issuer, each Guarantor, the Trustee, the Agents, the Securities Registrar or any co-registrar and any agent of the foregoing may treat the Person in whose name any such Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 306 of the Indenture) interest, if any, on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and none of the Issuer, such Guarantor, the Trustee, the Agents, the Securities Registrar or any co-registrar or any agent of the foregoing shall be affected by notice to the contrary.

(iv) All Debt Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Debt Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee or Agents.

(i) Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debt Securities or with respect to the delivery to any participant, member, beneficial owner or other Person

(other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Debt Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Debt Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture, this Appendix or under applicable law with respect to any transfer of any interest in any Debt Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture and this Appendix, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the relevant Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Section 302 of the Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Securities tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities without the Restricted Securities Legend in an aggregate principal amount equal to the principal amount of the Definitive Securities tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Debt Securities, the Trustee shall cause the aggregate principal amount of the applicable Global Securities with the Restricted Securities Legend to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Securities so accepted Definitive Securities without the Restricted Securities Legend in the applicable principal amount. Any Debt Securities that remain Outstanding after the consummation of the Exchange Offer, and Exchange Securities issued in connection with the Exchange Offer, shall be treated as a single class of Debt Securities under the Indenture.

Section 2.3      Definitive Securities.

(a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian may be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing and the Securities Registrar has received a request from the Depositary or (iii) the Issuer, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Security may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Security by providing a written request to the Issuer and such Opinions of Counsel, certificates or other information as may be required by the Indenture, this Appendix or the Issuer.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Security delivered in exchange for an interest in a Global Security that is a Transfer Restricted Security shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Securities Legend.

(c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debt Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

EXHIBIT 1

to APPENDIX A

[FORM OF FACE OF DEBT SECURITY]

[Insert the Restricted Securities Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Securities Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Securities Legend, if applicable, pursuant to the provisions of the Indenture]

Reed Elsevier Capital Inc.

3.125% Debt Security due 2022

Principal Amount $[—]

No. [—]

[If Regulation 144A Global Security – CUSIP: 758202

AH8

ISIN: US758202AH83]

[If Regulation S Global Security – CUSIP: U75759 AA5

ISIN: USU75759AA55]

[If Unrestricted Global Security – CUSIP: 758202 AK1

ISIN: US758202AK13]

Reed Elsevier Capital Inc., a corporation incorporated under the laws of the state of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $[—] on October 15, 2022 (the “Stated Maturity”), and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from October 16, 2012, payable semiannually in arrears on April 15 and October 15 of each year (each an “Interest Payment Date”), commencing on April 15, 2013, and at Maturity, at the rate of 3.125% per annum, until the principal hereof is paid or duly provided for [; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (“Additional Interest”) will accrue on this Note at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur until and including the date on which all Registration Defaults end and the Company shall notify the Trustee in writing of the occurrence of a Registration Default promptly (and in any event prior to the next stated payment of interest) and of the cure of such Registration Default promptly following the occurrence thereof (and in any event prior to the next scheduled payment of interest)].1 Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest, if any, on this Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest payment, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, at the office or agency of the Company maintained for such purpose in The City of New York, New York. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

[1]	Insert on Initial Securities and, if at the date of issuance of an Exchange Security, any Registration Default has occurred and is continuing with respect to the related Initial Security, on the related Exchange Security.

Except as otherwise provided in the Indenture, any such interest which is due and payable, but is not punctually paid or duly provided for, on any Interest Payment Date (the “Defaulted Interest”) shall cease to be payable to the registered Holder on the relevant Record Date, and the Defaulted Interest may be paid by the Company as follows. The Company may elect to make payment of any Defaulted Interest to the Persons in whose names this Debt Security (or the respective Predecessor Security) is registered at the close of business on the Special Record Date. The Company shall notify the Trustee in writing at least 30 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on this Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment. Then the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be no more than 15 days and not less than 10 days prior to the date of the proposed payment. The Trustee shall promptly notify the Company and the Paying Agent of the Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date to be given to each Holder of this Debt Security at the address as it appears in the Securities Register no less than seven days prior to such Special Record Date.

If any Interest Payment Date, Redemption Date or Stated Maturity of this Debt Security shall not be a Business Day at any Place of Payment, then payment of principal of (and premium, if any) and interest, if any, with respect to this Debt Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at the Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after the Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Payment of the principal of (and premium, if any) and interest on this Debt Security at Maturity shall be made upon presentation of this Debt Security at the office or agency of the Company. Payment of the principal of (and premium, if any) and interest on this Debt Security shall be payable in immediately available funds; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or by transfer to a bank account maintained by the payee. Payment of the principal of (and premium, if any) and interest, if any, on this Debt Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest payable on any Interest Payment Date will (if this Debt Security is a Global Security) be paid to DTC with respect to the portion of this Debt Security held for its account by Cede & Co. or a successor depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of this Debt Security to the accounts of the beneficial owners hereof.

This Debt Security is a duly authorized issue of senior debt securities of the Company known as the Company’s 3.125% Debt Securities due 2022, initially in the aggregate principal amount of $250,000,000 (herein called the “Debt Securities”), issued under an Indenture dated as of October 16, 2012 (such Indenture as originally executed and delivered and hereafter

3

supplemented or amended, being herein called the “Indenture”) among the Company, Reed Elsevier PLC and Reed Elsevier NV, as Guarantors, The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any other successor trustees under the Indenture), paying agent, transfer agent and securities registrar to which Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. Additional Securities may be issued at the option of the Company pursuant to the terms of the Indenture. The acceptance of this Debt Security shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. In the event of any inconsistency in the terms and provisions of the Indenture and this Debt Security, the terms and provisions of the Indenture shall prevail.

If an Event of Default with respect to this Debt Security shall occur and be continuing, the principal of this Debt Security may be declared due and payable in the manner and with the effect provided in the Indenture.

This Debt Security does not have the benefit of any sinking fund obligations.

The Company’s obligations under this Debt Security and under the covenants provided in the Indenture are subject to discharge as provided in the Indenture.

Reference is made to the further provisions of this Debt Security set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by the Trustee, this Debt Security and the Guarantees set forth hereon shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All capitalized terms used in this Debt Security which are not defined herein shall have the meanings assigned to them in the Indenture.

4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

REED ELSEVIER CAPITAL INC.

By:
Name:
Title:

Attested:
Name:
Title:

This is one of the Debt Securities issued under the Indenture described herein.

Dated:

THE BANK OF NEW YORK MELLON,
As Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF DEBT SECURITY]

Reed Elsevier Capital Inc.

3.125% Debt Security due 2022

Payment of Additional Amounts

This Debt Security shall be entitled to the payment of additional amounts as set forth in Section 1008 of the Indenture.

Optional Redemption

At any time prior to July 15, 2022, the Debt Securities may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time, on notice given not more than 60 days, if the Debt Securities are to be redeemed in full, or 45 days, if the Debt Securities are to be redeemed in part, nor less than 30 days, prior to the date of redemption at the greater of:

(a) 100% of the principal amount and premium, if any, together with accrued but unpaid interest, if any, to, but not including, the Redemption Date of the Debt Securities to be redeemed; and

(b) the sum of the present values of the Remaining Scheduled Payments, discounted, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 25 basis points, together with accrued but unpaid interest, if any, to, but not including, the Redemption Date of the Debt Securities to be redeemed.

At any time on or after July 15, 2022, the Company may redeem the Debt Securities in whole or in part at 100% of the principal amount of the Debt Securities being redeemed, plus accrued interest on the principal amount being redeemed to the Redemption Date.

Tax Redemption

This Debt Security may be redeemed as set forth in Section 1109 of the Indenture.

Change of Control - Offer to Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem this Debt Security, the Company will be required to make an offer to repurchase all, or, at the option of a Holder, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof), of each Holder’s Debt Securities pursuant to the terms set forth in Section 1009 of the Indenture.

General

The Indenture permits, with certain exceptions as thereby provided, the Company, the Guarantors and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the

Indenture or of modifying in any manner the rights of the Holders of Debt Securities, in any such case, with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Debt Securities affected by such supplemental indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each of the Outstanding Debt Securities affected thereby, affect certain rights of such Holders as more fully described in the Indenture.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Debt Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

These Debt Securities are issuable only in registered form, without coupons, in denominations of $2,000 and whole multiples of $1,000 in excess thereof, and in book-entry form.

Initially, The Bank of New York Mellon will be the Security Registrar, Paying Agent and Transfer Agent for this Debt Security. The Company reserves the right at any time to remove any Paying Agent, Transfer Agent or Security Registrar without notice, to appoint additional or other Paying Agents, other Transfer Agents and other Security Registrars without notice and to approve any change in the office through which any Paying Agent, Transfer Agent or Security Registrar acts. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Debt Security (to the extent in global form) or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company, the Trustee or the Agents, from giving effect to any written certification, proxy or other authorization furnished by the Depositary, as a Holder, with respect to this Debt Security (to the extent in global form) or impair, as between the Depositary and owners of beneficial interests in such global Debt Security, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of such Global Security.

THE INDENTURE AND THE DEBT SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT APPLICATION OF CHOICE OF LAW PRINCIPLES.

No recourse shall be had for the payment of the principal of (or premium, if any, on), or interest, if any, on this Debt Security or the Guarantees, as the case may be, or for any claim based thereon, or upon any obligation, covenant or agreement under the Indenture or any indenture supplemental thereto, or any Debt Security, or because of any indebtedness evidenced thereby, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or either Guarantor or of any predecessor or successor corporation of the Company or such Guarantor, either directly or indirectly through the Company or such Guarantor or any predecessor or successor corporation of the Company or such Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that under the Indenture, this Debt Security and the Guarantees are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or such Guarantor or of any predecessor or successor corporation of the Company or such Guarantor, either directly or indirectly through the Company or such Guarantor or any predecessor or successor corporation of the Company or such Guarantor, because this Debt Security hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or this Debt Security or the Guarantees, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Debt Securities and the Guarantees.

Definitions

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debt Securities to be redeemed.

“Comparable Treasury Price” means with respect to any Redemption Date for the Debt Securities (i) the average of four Reference U.S. Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference U.S. Treasury Dealer Quotations; or (ii) if the Independent Investment Banker obtains fewer than four Reference U.S. Treasury Dealer Quotations, the average of all quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means one of the Reference U.S. Treasury Dealers, to be appointed by the Company in its sole discretion.

“Reference U.S. Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer, referred to here as a “Primary Treasury Dealer,” the Company will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference U.S. Treasury Dealer Quotations” means with respect to each Reference U.S. Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Independent Investment Banker by such Reference U.S. Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to the Debt Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Debt Security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by that amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate will be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

NOTATION OF GUARANTEE

FOR VALUE RECEIVED, each of Reed Elsevier PLC, a public limited Issuer incorporated in England (“Reed Elsevier PLC”), and Reed Elsevier NV, a public Issuer with limited liability incorporated under the laws of The Netherlands (“Reed Elsevier NV”) (each of Reed Elsevier PLC and Reed Elsevier NV a “Guarantor” and collectively, the “Guarantors”) has agreed to the extent set forth in the Indenture dated as of October 16, 2012 (the “Indenture”), by and among Reed Elsevier Capital Inc., Reed Elsevier PLC, Reed Elsevier NV and The Bank of New York Mellon, as Trustee, Paying Agent, Transfer Agent and Securities Registrar, and agrees to hereby, jointly and severally, unconditionally and irrevocably guarantee to each Holder and the Trustee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Debt Securities (including any additional amounts payable in accordance with the terms of Section 1008 of the Indenture), whether at the Stated Maturity, by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, in accordance with the terms of the Debt Securities and of the Indenture and all other amounts payable pursuant to the Indenture. In case of failure of the Company punctually to make any such payment of principal (or premium, if any) or interest, if any (including any additional amounts payable in accordance with the terms of Section 1008 of the Indenture) or any other amount under the Indenture, each of the Guarantors hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, and as if such payment were made by the Company.

Each of the Guarantors hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any Debt Security or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of such Debt Security or by the Trustee or the Paying Agent with respect to any provisions thereof or of the Indenture, any release of any other guarantor, the recovery of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any Guarantor. Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Debt Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its Guarantees will not be discharged except by complete performance of all of the obligations of such Guarantor contained in the Indenture and the Debt Securities and in such Guarantees. If the Trustee or the Holder of any Debt Security is required by any court or otherwise to return (and does so return) to the Company or to any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Debt Security, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition extant under any applicable Bankruptcy Law preventing such acceleration in respect of the obligations guaranteed hereby.

The Guarantees of each Guarantor constitute direct, unconditional, unsubordinated and (except as provided in the Indenture) unsecured obligations of such Guarantor without preference among themselves and will rank at least equally with all other unsecured and unsubordinated obligations of such Guarantor (including unsecured and unsubordinated guarantees by such Guarantor of Indebtedness of others), subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors’ rights. Each of the Guarantors hereby agrees that its obligations under its Guarantee or the Indenture may be enforced against either of the Guarantors without making prior demand upon or seeking to enforce remedies against the Company, the other Guarantor or other persons.

Each Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid to such Holders by such Guarantor pursuant to its Guarantee; provided, however, that no Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any, on) and interest, if any, on all Debt Securities (including any additional amounts as referred to above) and all other amounts owed under the Indenture shall have been paid in full.

No reference herein to the Indenture and no provision of any Debt Security or either Guarantor’s Guarantee or of the Indenture shall alter or impair the Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest, if any, and additional amounts, if any, on the Debt Securities.

THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF THE DEBT SECURITIES AND THE TRUSTEE PURSUANT TO THE GUARANTEES ARE EXPRESSLY SET FORTH IN ARTICLE TWELVE OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEES, WHICH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

The Guarantee of each Guarantor shall not be valid or obligatory for any purpose until the certificate of authentication on the within Debt Security has been executed by the Trustee, directly or through an Authenticating Agent, by manual signature of an authorized signatory.

All capitalized terms used herein which are not defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, each Guarantor has caused this instrument to be duly executed.

Dated: October 16, 2012

REED ELSEVIER PLC

By:
Name:
Title:

Attested:
Name:
Title:

REED ELSEVIER NV

By:
Name:
Title:

Attested:
Name:
Title:

ASSIGNMENT FORM

To assign this Debt Security, fill in the form below:

I or we assign and transfer this Debt Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint      agent to transfer this Debt Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Debt Security.

In connection with any transfer of any of the Debt Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Debt Securities and the last date, if any, on which such Debt Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Debt Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or

(2)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debt Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your signature
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Debt Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A

REGULATION S GLOBAL SECURITY TO AN UNRESTRICTED GLOBAL SECURITY,

PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE2

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

[2]	Include only for Regulation S Global Notes.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF TRANSFERS AND INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[            ]. The following increases or decreases in this Global Security have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Debt Security purchased by the Company pursuant to Section 1009 (Change of Control Triggering Event) of the Indenture, check the box:

☐

If you want to elect to have only part of this Debt Security purchased by the Company pursuant to Section 1009 of the Indenture, state the principal amount (which must be U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof) that you want to have purchased by the Company:

U.S. $

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Debt Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.